EXHIBIT 2.1





                           SHARE PURCHASE AGREEMENT II

                                  by and among

                             S1 EUROPE HOLDINGS N.V.

                                       and

                               THE STOCKHOLDERS OF
                                 FICS GROUP N.V.
                           WHO ARE SIGNATORIES HERETO,

                   and for the limited purposes stated herein

                     SECURITY FIRST TECHNOLOGIES CORPORATION

                                       and

                                 FICS GROUP N.V.





                                   DATED AS OF

                               SEPTEMBER 21, 1999


                                TABLE OF CONTENTS

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                                                                                  -----
ARTICLE I  THE TRANSACTION..........................................................1
      1.1.     The Transaction......................................................1
      1.2.     Closing..............................................................2
      1.3.     Purchase Amount......................................................2
      1.4.     FICS Securities Transfers............................................4
      1.5.     Deliveries at Closing................................................4
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS............................6
      2.1.     Organization of Sellers..............................................7
      2.2.     Authorization of Transaction.........................................7
      2.3.     Noncontravention.....................................................8
      2.4.     Broker's Fees........................................................8
      2.5.     FICS Securities......................................................8
      2.6.     Absence of Bankruptcy Proceedings....................................8
ARTICLE III REPRESENTATIONS AND WARRANTIES OF FICS..................................9
      3.1.     Corporate Organization...............................................9
      3.2.     Capitalization.......................................................10
      3.3.     Authority; No Violation..............................................10
      3.4.     Consents and Approvals...............................................11
      3.5.     Financial Statements; Books and Records..............................11
      3.6.     Broker's Fees........................................................12
      3.7.     Absence of Certain Changes or Events.................................12
      3.8.     Legal Proceedings....................................................13
      3.9.     Taxes and Tax Returns................................................13
      3.10.    Employee Plans.......................................................15
      3.11.    Employees............................................................16
      3.12.    Certain Contracts....................................................16
      3.13.    Environmental Matters................................................17
      3.14.    Properties and Assets................................................18
      3.15.    Insurance............................................................19
      3.16.    Compliance with Applicable Laws......................................19
      3.17.    FICS Information.....................................................19
      3.18.    Intellectual Property................................................20
      3.19.    Delivery of FICS Stock Transfer Book.................................23
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF S1 HOLDINGS AND S1.....................23
      4.1.     Corporate Organization...............................................23
      4.2.     Authority; No Violation..............................................24
      4.3.     Consents and Approvals...............................................25
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS.................................25
      5.1.     Covenants relating to FICS...........................................25

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

      5.2.     Covenants of Sellers.................................................28
      5.3.     Covenants of S1......................................................28
      5.4.     Compliance with Antitrust Laws.......................................29
ARTICLE VI ADDITIONAL AGREEMENTS....................................................29
      6.1.     Regulatory Matters...................................................29
      6.2.     Access to Information................................................30
      6.3.     Shareholder Meeting..................................................31
      6.4.     Reserved.............................................................31
      6.5.     FICS Year 2000 Officer...............................................31
      6.6.     Subsequent Interim Financial Statements..............................32
      6.7.     Advice of Changes....................................................32
      6.8.     Current Information..................................................33
      6.9.     Transaction Expenses of FICS.........................................33
      6.10.    Joinder of Additional Sellers........................................33
ARTICLE VII CONDITIONS PRECEDENT....................................................34
      7.1.     Conditions to Each Party's Obligation To Effect the Transaction......34
      7.2.     Conditions to Obligations of S1Holdings..............................35
      7.3.     Conditions to Obligations of the Sellers.............................36
ARTICLE VIII TERMINATION AND AMENDMENT..............................................38
      8.1.     Termination..........................................................38
      8.2.     Effect of Termination................................................39
      8.3.     Amendment............................................................39
      8.4.     Extension; Waiver....................................................39
ARTICLE IX GENERAL PROVISIONS.......................................................40
      9.1.     Expenses.............................................................40
      9.2.     Notices..............................................................40
      9.3.     Interpretation.......................................................41
      9.4.     Counterparts.........................................................42
      9.5.     Entire Agreement.....................................................42
      9.6.     Governing Law........................................................42
      9.7.     Enforcement of Agreement.............................................42
      9.8.     Severability.........................................................42
      9.9.     Publicity............................................................43
      9.10.    Assignment; Limitation of Benefits...................................43
      9.11.    Additional Definitions...............................................43
      9.12.    Survival.............................................................44
      9.13.    Cumulative Remedies..................................................44
      9.14.    Release of Claims....................................................44
ARTICLE X INDEMNIFICATION...........................................................45
ARTICLE X INDEMNIFICATION...........................................................45
      10.1.    Indemnification of the Sellers.......................................45
      10.2.    Claim for Indemnification............................................45
      10.3.    Third Party Claims...................................................45

EXHIBITS
                                                                           Page
                                                                           -----

A. Form of S1 Stockholder Agreement

SCHEDULES

A. Schedule of holders of FICS Securities

                           SHARE PURCHASE AGREEMENT II

         This SHARE PURCHASE AGREEMENT II, dated as of September 21, 1999 (this "Agreement"), is entered into by and among S1 Europe Holdings N.V., a Belgian corporation (naamloze vennootschap ("N.V.")) ("S1 Holdings") and a subsidiary of Security First Technologies Corporation, a Delaware corporation ("S1"), each of the stockholders of FICS Group N.V., a Belgian corporation registered with the Brussels Registry of Commerce under number 515450 ("FICS"), who are signatories hereto, and as may be joined by other stockholders from time to time (individually, a "Seller," and collectively, the "Sellers"), and for the limited purposes stated herein, S1 and FICS.

         WHEREAS, the parties hereto and other stockholders of FICS had previously entered into that certain Share Purchase Agreement, dated as of May 16, 1999, by and among S1 Holdings as represented by S1, each of the stockholders of FICS listed on the signature page thereto (the "Former Sellers"), and for the limited purposes stated therein, S1 and FICS (the "Former Agreement");

         WHEREAS, pursuant to Section 8.1(a) of the Former Agreement the parties thereto have terminated the Former Agreement as confirmed by that certain letter agreement from S1 Holdings to the Former Sellers, S1 and FICS, dated as of even date herewith;

         WHEREAS, the Sellers own capital stock of FICS (the "FICS Capital Stock"), and securities otherwise convertible into capital stock of FICS (the "FICS Stock Equivalents," and together with FICS Capital Stock, the "FICS Securities"), in the name and the amounts set forth on Schedule A; and

         WHEREAS, S1 Holdings and each of the Sellers have determined that it is in their best interests to consummate the transactions provided for herein in which, subject to the terms and conditions set forth herein, S1 Holdings will acquire all of the issued and outstanding FICS Securities in exchange for the Transaction Consideration as defined in Section 1.3 hereunder;

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I
                                 THE TRANSACTION


          1.1. THE TRANSACTION.

         At the Closing (as defined below at Section 1.2), and subject to the terms and conditions of this Agreement, the Sellers hereby agree to sell to S1 Holdings, and S1

Holdings hereby agrees to purchase from the Sellers, the FICS Securities (the "Transaction").


          1.2. CLOSING.

         Subject to the terms and conditions of this Agreement, the closing of the Transaction (the "Closing") will take place at 10:00 a.m. at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, DC and, as to the recordation of change of ownership of the FICS Capital Stock, at the offices of Hogan & Hartson L.L.P., Avenue des Arts 41, 1040 Brussels, Belgium, on (i) the fifth business day after the latest to occur of (x) the date the last of any required governmental or regulatory approvals is received and all applicable statutory or regulatory waiting periods have expired or been terminated, and (y) the date on which the approval of S1's stockholders is obtained, or (ii) such other date, place and time as the parties may reasonably determine (the "Closing Date"). Notwithstanding the foregoing, any of Michel Akkermans ("Akkermans"), General Atlantic Partners 20, L.P., GAP Coinvestment Partners, L.P., General Atlantic Partners 52, L.P., or GIMV N.V. (together the "Majority Sellers"), or S1 Holdings, may extend the Closing Date by up to 90 days (but not later than March 31, 2000) if, in the case of S1 Holdings, any of the conditions set forth at Sections 7.1 and 7.2 are not met as of the date which would otherwise be the Closing Date under the preceding sentence, and, in the case of the Majority Sellers, if any of the conditions set forth at Sections 7.1 and 7.3 are not met as of the date which would otherwise be the Closing Date under the preceding sentence.

          1.3. PURCHASE AMOUNT.

                  (a) At the Closing and subject to the terms and conditions of this Agreement, S1 Holdings hereby agrees to purchase the FICS Securities that are issued and outstanding immediately before Closing.

                  (b) In consideration for the purchase of all issued and outstanding FICS Securities as contemplated by the terms of this Agreement, S1 Holdings hereby agrees to pay an aggregate amount of cash, except as set forth at Section 1.3(c) hereof (the "Transaction Consideration") at the Closing, and to pay additional compensation if applicable, all as follows:

                    (1) Upon the Closing, S1 Holdings shall pay $357,500,000 for all of the FICS Securities (the "Initial Payment");

                    (2) At a date to be determined in S1 Holding's sole discretion, but in any case no later than 30 calendar days following the filing of S1's Annual Report on Form 10-K for the fiscal year 2000 (such date the "Second Payment Date") if there is any 2000 Earn-out Payment (as such term is defined and calculated pursuant to Schedule 1.3 hereof), then S1 Holdings shall pay to the Sellers an amount equal to the 2000 Earn-out Payment (the "Second Payment"); and

                    (3) At a date to be determined in S1 Holding's sole discretion, but in any case no later than 30 calendar days following the filing of S1's Annual Report on Form 10-K for the fiscal year 2001 (such date the "Third Payment Date", and together with the Initial Payment Date and the Second Payment Date, the "Payment Dates") if there is any 2001 Earn-out Payment (as such term is defined and calculated pursuant to Schedule 1.3 hereof), then S1 Holdings shall pay to the Sellers an amount equal to the 2001 Earn-out Payment (the "Third Payment", and together with the Initial Payment and the Second Payment, the "Payments").

The amount of the Transaction Consideration to be paid to each of the Sellers on each of the Payment Dates shall be determined by multiplying the amount to be paid at such date by the percentage listed next to such Seller's name (which percentage reflects such Seller's percentage ownership of FICS Securities) at Schedule A hereto and rounded to the nearest whole cent.

                  1.3(c). Each of the Payments shall be paid by S1 Holdings in cash into an escrow account at a bank designated by S1 Holdings and held solely for the purpose of purchasing shares of common stock of S1, par value $.01 per share ("S1 Common Stock"), if S1 Holdings is able to arrange or is offered third party financing for such amount on terms that are reasonably acceptable to S1 Holdings. If such third party cash financing is not available or offered with respect to either the Second or Third Payment, S1 Holdings may make such Payment by tendering a bill of exchange issued by S1 Holdings in the amount of such Payment.

                  1.3(d). Notwithstanding any other provision of this Section 1.3, if from and after the Closing Date until the Third Payment Date any one or more of the "Acceleration Events" set forth in this Section 1.3(d) shall occur; then (x) S1 Holdings shall not pay either the Second Payment or the Third Payment if the Second Payment Date shall not have occurred, or the Third Payment if the Third Payment Date shall not have occurred, as of the date of the occurrence of any of the above, and (y) S1 Holdings shall immediately pay the Sellers an aggregate amount of cash, or if third party financing is not available to S1 Holdings, such other type of consideration selected by Akkermans as set forth in Section 1.3(c) hereof, equal to the product of (i) $35.75 multiplied by (ii) the number of Earn-out Points (as computed pursuant to Schedule 1.3 hereto) which have not then been forfeited.

                  For purposes of this Section 1.3(d), an "Acceleration Event" shall mean (A) any person or group of persons (within the meaning of Section 13 or 14 of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 50% or more of the outstanding shares of common stock of S1, (B) S1 shall consolidate or merge with or into any other person (other than pursuant to a consolidation or merger pursuant to which the common stockholders of S1 immediately prior to the effective time of such consolidation or merger own a majority of the issued and outstanding common stock of the surviving corporation immediately after such effective time), (C) S1 shall sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of S1 and its Subsidiaries, taken as a whole, to any other person,
(D) S1 Common Stock (or any successor security thereto) is no longer quoted on the Nasdaq Stock Market ("Nasdaq") or a "national securities exchange" (as defined in Section 6 of the Exchange Act), (E) S1(or any successor entity thereto) no longer has a class of securities registered under the Exchange Act, or (F) there shall have been an "Akkermans Termination Event," as defined below. For purposes hereof, an "Akkermans Termination Event" shall mean the removal of Akkermans, without Akkermans's consent and other than for cause (as contemplated in the Amended and Restated Certificate of Incorporation of S1), from his position as Chairman of the Board of S1


          1.4. FICS SECURITIES TRANSFERS.

         Each of the Sellers covenants that it shall not in any way transfer or assign any of its FICS Securities prior to the Closing.


          1.5. DELIVERIES AT CLOSING.

                  (a) In addition to the other items required pursuant hereto, including without limitation the documents and items required under Article VII below, at the Closing, each Seller shall deliver or cause a representative of all Sellers (the "Custodian") to deliver, as the case may be, to S1 Holdings the following:

                  1. If the Seller is not a natural person, a copy of the resolutions or other corporate documentation, certified by the Secretary (or, if the Seller is a partnership, a general partner) of such Seller as being true, correct and complete and then in full force and effect, authorizing the Transaction, the execution, delivery and performance of this Agreement by the Seller, and the performance of the Seller's obligations hereunder.

                  2. A certificate of the Seller certifying that the representations and warranties of such Seller made herein are true, complete and correct as of the date of this Agreement and are true and correct as of the Closing Date, and that such Seller has performed and complied with all covenants and agreements required to be performed or complied with by him or it on or prior to the Closing.

                  3. Such other  certificates,  instruments  or  documents as S1
                  Holdings may reasonably request in order to effect and document the transactions contemplated hereby.

                  4. The irrevocable instruction of each Seller to record in the share registry of FICS the transfer of its FICS Securities to S1 Holdings.

                  5. An update of the Seller Disclosure Schedule reflecting any change required as if the Agreement were being executed as of the date of the Closing.

                  (b) In addition to the other items required pursuant hereto, including without limitation the documents and items required under Article VII below, at the Closing, FICS shall deliver, or cause to be delivered, as the case may be, to S1 Holdings the following:

                  1. A copy of the resolutions of the Board of Directors of FICS, certified by the Secretary of FICS as being true, correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement by FICS, and the performance of FICS' obligations hereunder.

                  2. A certificate of FICS signed by the managing director of FICS certifying that the representations and warranties of FICS made herein are true, complete and correct as of the date of this Agreement and are true and correct as of the Closing Date, and FICS has performed and complied with all covenants and agreements required to be performed or complied with by it on or prior to the Closing.

                  3. Such other  certificates,  instruments  or  documents as S1
                  Holdings may reasonably request in order to effect and document the transactions contemplated hereby.

                  4. An update of the FICS Disclosure Schedule reflecting any change required as if the Agreement were being executed as of the date of the Closing.

                  5. The stock transfer register of FICS, certified by the Managing Director of FICS as then being true, accurate and complete.

                  (c) In addition to the other items required pursuant hereto, including without limitation the documents and items required under Article VII below, at the Closing, S1 Holdings shall deliver, or cause to be delivered, as the case may be, to each Seller the following:

                  1. A copy of the resolutions of the Board of Directors of S1 Holdings, certified by the Managing Director of S1 Holdings as being true, correct and complete and then in full force and effect, authorizing the Transaction, the execution, delivery and performance of this Agreement by S1 Holdings, and the performance of S1 Holdings' obligations hereunder.

                  2. Such other certificates, instruments or documents as the Sellers may reasonably request in order to effect and document the transactions contemplated hereby.

                  3. The Initial Payment.

                  (d) In addition to the other items required pursuant hereto, including without limitation the documents and items required under Article VII below, at the Closing, S1 shall deliver, or cause to be delivered, as the case may be, to each Seller the following:

                  1. A copy of the resolutions of the Board of Directors of S1, certified by the Secretary of S1 as being true, correct and complete and then in full force and effect, authorizing the Transaction, the execution, delivery and performance of this Agreement by S1, and the performance of S1's obligations hereunder.

                  2. A certificate of S1 signed by the President of S1 certifying that the representations and warranties of S1 made herein are true, complete and correct as of the date of this Agreement and are true and correct as of the Closing Date, and S1 has performed and complied with all covenants and agreements required to be performed or complied with by it on or prior to the Closing.

                  3. Such other certificates, instruments or documents as the Sellers may reasonably request in order to effect and document the transactions contemplated hereby.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers severally and not jointly hereby makes the following representations and warranties to S1 Holdings as set forth in this
Article II, each of which is being relied upon by S1 Holdings as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of the Sellers referenced below and thereby required of the Sellers pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "Sellers' Disclosure Schedule."

          2.1. ORGANIZATION OF SELLERS.

         If such Seller is not a natural person, such Seller is duly organized and validly existing under the laws of the jurisdiction of its formation.


          2.2. AUTHORIZATION OF TRANSACTION.

                  (a) If such Seller is not a natural person, such Seller has full power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Seller and no other proceedings on the part of such Seller are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and (assuming due authorization, execution and delivery by FICS and S1 Holdings of this Agreement) will constitute a valid and legally binding obligation of such Seller, enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. Except as set forth in Section 2.2(a) of the Sellers' Disclosure Schedule, such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (b) Such Seller acknowledges that he, she or it has read this Agreement and has been provided with, or been granted access to, all information necessary to make his or her decision to execute this Agreement. Such Seller acknowledges that his, her or its signature on this Agreement shall be deemed his, her or its written consent, in his, her or its capacity as a shareholder of FICS, to the execution of the Agreement by a representative of FICS on behalf of FICS, and to the consummation of all of the transactions contemplated by this Agreement. Such Seller hereby waives any right of first refusal, preemptive right or other right which he, she or it may have (including, without limitation, rights arising under Article 11 of the FICS Restated Articles of Association (Statuten)) to acquire any of the FICS Securities and the FICS Bonds to be sold by any other Seller pursuant to this Agreement.

          2.3. NONCONTRAVENTION.

         Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject, (B) conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, note, bond, mortgage, deed of trust, or other arrangement to which such Seller is a party or by which he or it is bound or to which any of his or its assets is subject or
(C) if such Seller is not a natural person, violate any provisions of its organizational documents.

          2.4. BROKER'S FEES.

         Except for the agreement described in Section 3.6, such Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement nor has such Seller created any such liability or obligation which, upon consummation of the Transaction, will become an obligation of FICS or any FICS Subsidiary (defined below), or S1 Holdings or S1.

          2.5. FICS SECURITIES.

         Such Seller holds of record and owns beneficially the FICS Securities set forth next to his, her or its name in Section 2.5 of the Sellers' Disclosure Schedule, free and clear of any restrictions on transfer (other than the rights of S1 Holdings hereunder and the rights in favor of FICS and certain other Sellers which are described in Section 2.5 of the Sellers' Disclosure Schedule), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Seller is not a party to any option, warrant, purchase right, call, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any capital stock of FICS. Except as set forth at Section 2.5 of the Sellers' Disclosure Schedule, such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of FICS.

          2.6. ABSENCE OF BANKRUPTCY PROCEEDINGS.

         There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or threatened against such Seller.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF FICS

         FICS hereby makes the following representations and warranties to S1 Holdings as set forth in this Article III, each of which is being relied upon by S1 Holdings as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of FICS referenced below and thereby required pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "FICS Disclosure Schedule."

          3.1. CORPORATE ORGANIZATION.

                  (a) FICS is a corporation duly organized and validly existing under the laws of Belgium. FICS has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The Restated Articles of Association (Statuten) of FICS (the "FICS Statuten"), copies of which have previously been delivered to S1, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (b) Each "Subsidiary" (defined below) of FICS (each, a "FICS Subsidiary") and the jurisdiction of its organization is set forth at Section 3.1(b) of the FICS Disclosure Schedule. Each FICS Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization. Each FICS Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The charter or other constitutive or corporate governance documents of each FICS Subsidiary, copies of which have previously been delivered to S1, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. For purposes of this Agreement, the term "Subsidiary," with respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) which is consolidated with such party for financial reporting purposes, or (ii) in which such party holds a 25% or greater equity, partnership or other capital interest.

          3.2. CAPITALIZATION.

                  (a) The capital stock of FICS, all of which is issued and outstanding, is as follows: (i) 96,350 FICS Ordinary Shares, (ii) 40,000 shares of Series B1 preferred stock, no par value per share, (iii) 950 shares of Series B2 preferred stock, no par value per share and (iv) 9,302 shares of Series C preferred stock, no par value per share (the Series B1, B2 and C preferred stock is collectively referred to herein as "FICS Preferred Stock"). The FICS Ordinary Shares and FICS Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for rights arising pursuant to Article 11 of the FICS Statuten, statutory preferential subscription rights as provided by Belgian law and except as set forth in Section 1.4 of the FICS Disclosure Schedule, there are no preemptive or statutory rights to acquire any FICS Securities, including without limitation, any FICS Ordinary Shares or FICS Preferred Stock. Except for $3,750,000 of FICS Convertible Bond 1 bonds and $383,737 of Convertible Bond 2 bonds, FICS does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any FICS Ordinary Shares or shares of FICS Preferred Stock or any other equity security of FICS or any securities representing the right to purchase or otherwise receive any FICS Ordinary Shares or any other equity security of FICS.

                  (b)  Except  as set  forth  at  Section  3.2(b)  of  the  FICS
Disclosure Schedule, FICS owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each FICS Subsidiary, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for 16,500 shares of FICS Option Subsidiary Stock reserved for issuance upon exercise of outstanding stock options or otherwise, pursuant to the FICS Stock Plan (of which options for 15,682.5 shares are currently outstanding), no FICS Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. The names of the optionees, the date of each option to purchase FICS Option Subsidiary Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the FICS Stock Plan are set forth in Section 3.2(b) of the FICS Disclosure Schedule.

          3.3. AUTHORITY; NO VIOLATION.

                  (a) FICS has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the Board of Directors of FICS. Assuming the due execution hereof by each Seller, no further corporate approvals or consents on the part of FICS, its directors or shareholders are necessary to approve this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FICS and (assuming due authorization, execution and delivery by S1 and each of the Sellers of this Agreement) will constitute valid and binding obligation of FICS, enforceable against FICS in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by FICS nor compliance by FICS with any of the terms or provisions hereof, will (i) violate any provision of the Restated Articles of Association of FICS, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any Laws (as defined in Section 9.11) applicable to FICS or any FICS Subsidiary, or any of their respective properties or assets, or
(y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of FICS or any FICS Subsidiary, under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FICS or any FICS Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected.

                  3.4. CONSENTS AND APPROVALS.

                  Except for such filings, notices, authorizations or approvals, as applicable, as may be set forth in Section 3.4 of the FICS Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity"), or with any third party are necessary in connection with (1) the execution and delivery by FICS of this Agreement, and (2) the consummation of the Transaction and the other transactions contemplated hereby, except, in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of S1 Holdings to consummate the transactions contemplated hereby.


                    3.5. FINANCIAL STATEMENTS; BOOKS AND RECORDS.

                  FICS has previously delivered to S1 Holdings true, correct and complete copies of the consolidated balance sheets of FICS and its Subsidiaries as of December 31 for the fiscal years 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years 1998, 1997 and

1996, inclusive, as reported in FICS' Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the "SEC") on April 13, 1999, as amended by Amendment No. 1 filed with the SEC on April 30, 1999 (the "Registration Statement") under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in each case accompanied by the audit report of PricewaterhouseCoopers & Co. Bedrijfsrevisoren, independent public accountants with respect to FICS, the interim financial statements of FICS as of and for the six months ended June 30, 1999 and 1998. The financial statements referred to in this Section 3.5 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.6 hereof will fairly present (subject, in the case of the unaudited statements, to normal and recurring audit adjustments), the results of the consolidated operations and consolidated financial condition of FICS and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.6 hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.6 hereof will be prepared in accordance with generally accepted accounting principles, as applied in the United States, and consistently applied during the periods involved ("U.S. GAAP"), except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements. The books and records of FICS have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements. The statutory financial statements of FICS and those of its books and records prepared to conform with the requirements of Belgian law are prepared in accordance with Belgian GAAP. Other than in the previous sentence, references elsewhere in this Agreement to "financial statements and "books and records" do not refer to financial statements and books and records prepared by FICS to conform with the requirements of Belgian law.

          3.6. BROKER'S FEES.

         Neither FICS nor any FICS Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that FICS has engaged, and will pay a fee or commission to Credit Suisse First Boston ("CSFB") in accordance with the terms of a letter agreement between CSFB and FICS, dated May 16, 1999, a true, complete and correct copy of which has been provided to S1 Holdings.

          3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except as set forth at Section 3.7 of the FICS Disclosure Schedule, since December 31, 1998 (i) neither FICS nor any FICS Subsidiary has incurred any material liability, except as contemplated by this Agreement or in the ordinary course of their businesses consistent with their past practices, and (ii) no event has occurred which has had, or is likely to have, individually or in the aggregate, a Material Adverse Effect on FICS.

                  (b) Since December 31, 1998, FICS and each FICS Subsidiary has carried on its respective businesses in the ordinary and usual course consistent with past practices.

          3.8. LEGAL PROCEEDINGS.

                  (a) Except as set forth at Section 3.8 of the FICS Disclosure Schedule, neither FICS nor any FICS Subsidiary is a party to any, and there are no pending, or to the knowledge of FICS, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FICS or any FICS Subsidiary or which challenge the validity of the transactions contemplated by this Agreement as to which there is a reasonable probability of success.

                  (b) There is no injunction, order, judgment, or decree imposed upon FICS, any FICS Subsidiary or the assets of FICS or any FICS Subsidiary.

          3.9. TAXES AND TAX RETURNS.

                  (a) For purposes of this Section 3.9, FICS shall include FICS and each FICS Subsidiary and any other affiliated or related corporation or entity if FICS or any FICS Subsidiary has or could have any material liability for the taxes of such corporation or entity. FICS has duly filed all Tax Returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provision on the financial statements referred to in Sections 3.5 and 6.6 hereof in accordance with U.S. GAAP for the payment of all material Taxes which have been incurred or are due or claimed to be due from it by Taxing Authorities on or prior to the date hereof other than Taxes (a) which (x) are not yet delinquent or (y) are being contested in good faith and set forth in Section 3.9 of the FICS Disclosure Schedule and (b) which have not been finally determined. The charges, accruals, and reserves with respect to Taxes on the books of FICS are adequate (as determined in accordance with U.S. GAAP) and are at least equal to its liability for Taxes. There exists no proposed tax assessment against FICS except as disclosed in the FICS financial statements. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by FICS. All Taxes that FICS is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. All liability with respect to the Tax Returns of FICS and its Subsidiaries has been satisfied for all years to and including 1998. No Taxing Authority has notified FICS of, or otherwise asserted, that there are any material deficiencies with respect to the Tax Returns of FICS subsequent to 1998. There are no material disputes pending, or claims asserted for, Taxes or assessments upon FICS, nor has FICS been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Tax Return for any period. In addition, Tax Returns that are accurate and complete in all material respects have been filed by FICS for all periods for which returns were due with respect to income tax withholding with respect to wages and other income and the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor in accordance with U.S. GAAP has been included by FICS in the financial statements referred to in Sections 3.5 and 6.6 hereto. No audit by any relevant Taxing Authority in connection with any FICS Tax Return is pending or has been announced. All deficiencies proposed as a result of any examinations have been paid or settled, for all periods before and including the taxable year ended December 31, 1998. FICS has not consented to any waiver or extension of any statute of limitations with respect to any Tax. FICS has provided or made available to S1 Holdings complete and correct copies of its Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year or other relevant period as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended Tax Returns, pending claims for refunds, notices from Taxing Authorities of proposed changes or adjustments to Taxes or Tax Returns that have not been finally resolved, consents to assessment or collection of Taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from Taxing Authorities relating to any material Tax liability of FICS.

                    (b) For purposes of this Agreement:

                  "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Taxing Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law, regulation or other legal requirement relating to any Tax.

                  "Taxing Authority" means any:

                           (a)  nation,  state,  county,  city,  town,  village,
district, or other jurisdiction of any nature;

                           (b) federal,  state,  local,  municipal,  foreign, or
other government;

                           (c) governmental or  quasi-governmental  authority of
any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                           (d) multi-national organization or body; or

                           (e) body  exercising,  or entitled to  exercise,  any
administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.


                    3.10. EMPLOYEE PLANS.

                  (a) For purposes of this Section 3.10: (1) "Employee Benefit Plan" means any plan, agreement or other arrangement (other than plans mandated or provided for by U.S. and foreign statute such as Social Security, workmen's compensation, unemployment compensation and the like) for the providing of retirement or welfare benefits as described in Section 3(3) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA") or any other benefit other than cash compensation to employees, including plans which would not be subject to ERISA because all of the participants are non-resident in the United States; (2) the FICS Group means FICS, its Subsidiaries, and any other entity which would be deemed part of a controlled or affiliated group within the meaning of Section 414 of the Code without regard to whether such entities are organized outside the United States.

                  (b) Section 10(b) of the FICS Disclosure Schedule sets forth a true and complete list of each Employee Benefit Plan that FICS maintains or contributes to as of the date of this Agreement, or under which FICS has any liability (collectively, the "FICS Plans"). FICS has previously delivered to S1 a true, correct and complete copy of each FICS Plan and all related documents and a written description of any FICS Plan that is not otherwise in writing.

                  (c) FICS has performed all of its obligations under all FICS Plans. FICS has made appropriate entries in its financial records and statements for all obligations and liabilities under the FICS Plans that have accrued but are not due. No statement, either written or oral, has been made by FICS with regard to any FICS Plan that was not in accordance with the FICS Plan and that could have a Material Adverse Effect on S1 Holdings. FICS has no material liability to the IRS, the U.S.

Pension   Benefit   Guaranty   Corporation   or  any   other   governmental   or
quasi-governmental agency or authority with respect to any FICS Plan.

                  (d) Except as set forth at Section 3.10(d) of the FICS Disclosure Schedule, (i) each of the FICS Plans has been operated and administered in all material respects in compliance with applicable Laws, (ii) FICS does not provide health, life insurance or other welfare benefits for any retired or former employee and is not obligated to provide such benefits to any active employee following such employee's retirement or other termination of service, other than coverage mandated by applicable Law, (iii) FICS has incurred no liability under ERISA or any other Law relating to employee benefits or employees or their beneficiaries that has not been satisfied in full or accrued in accordance with U.S. GAAP in the financial statements referred to in Section
3.5 and 6.6 hereof, and no condition exists that presents a material risk of FICS incurring a material liability thereunder, (iv) all contributions or other amounts payable by FICS with respect to each FICS Plan and all other liabilities of FICS with respect to each FICS Plan, in respect of current or prior plan years have been paid or accrued in accordance with U.S. GAAP in the financial statements referred to in Sections 3.5 and 6.6 hereof, (v) to the knowledge of FICS, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, or behalf of or against any of the plans or any trust related thereto, (vi) all FICS Plans could be terminated as of the Closing without material liability in excess of the amount accrued therefor in the financial statements referred to in Sections 3.5 and 6.6 hereof.

          3.11. EMPLOYEES.

         FICS and each FICS Subsidiary complies with all labor and social security laws, decrees, ordinances and regulations applicable to it.

          3.12. CERTAIN CONTRACTS.

                  (a) Except as set forth at Section 3.12 of the FICS Disclosure
Schedule,  neither  FICS nor any FICS  Subsidiary  is a party to or bound by any contract, arrangement or commitment (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise), except as contemplated by Article I, becoming due from S1, FICS or any of their respective Subsidiaries to any director, officer or employee thereof, (iii) which materially restricts the conduct of any line of business by FICS or any FICS Subsidiary, (iv) with or to a labor union or guild (including any collective bargaining agreement) or (v) except as contemplated by Article I and as set forth on Section 3.12(a)(v) of the FICS Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including as to this clause (v), any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan). Except as set forth at Section 3.12 of the FICS Disclosure Schedule, there are no employment, consulting and deferred compensation agreements to which FICS or any FICS Subsidiary is a party. Section 3.12(a) of the FICS Disclosure Schedule sets forth a list of all (i) material contracts (as defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities
Act) of FICS and the FICS Subsidiaries and (ii) any other contract to which FICS or any FICS Subsidiary is obligated to pay $15,000 or more in any annual period. Each contract, arrangement or commitment of the type described in this Section 3.12(a), whether or not set forth in Section 3.12(a) of the FICS Disclosure Schedule, is referred to herein as a "FICS Contract," and neither FICS nor any of its Subsidiaries has received notice of, nor do any executive officers of such entities know of, any violation of any FICS Contract.

                  (b) (i) Each FICS Contract is valid and binding and in full force and effect, (ii) FICS and each FICS Subsidiary has in all material respects performed all obligations required to be performed by it to date under each FICS Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of FICS or any FICS Subsidiary under any such FICS Contract.

          3.13. ENVIRONMENTAL MATTERS.

                  (a) Each of FICS and the FICS Subsidiaries is in compliance in all material respects with all applicable Laws and regulations relating to pollution or protection of the environment (including without limitation, Laws and regulations relating to emissions, discharges, releases and threatened releases of Hazardous Materials (as hereinafter defined)), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  (b) There is no suit, claim, action, proceeding, investigation or notice pending or, to the knowledge of FICS and the FICS Subsidiaries, threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which FICS or any FICS Subsidiary has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices may be, named as a defendant (x) for alleged material noncompliance (including by any predecessor), with any environmental law, rule or regulation or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by FICS or any FICS Subsidiary, or to the knowledge of FICS, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by FICS or any FICS Subsidiary.

                  (c) To the knowledge of FICS and the FICS Subsidiaries, during the period of FICS' or any FICS Subsidiary's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

                  (d)  For  purposes  of this  Agreement,  the  term  "Hazardous
Material" means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance (in each such case, other than small quantities of such substances in retail containers) regulated under any applicable environmental or public health statute, law, ordinance, rule or regulation.

          3.14. PROPERTIES AND ASSETS.

         Section 3.14 of the FICS Disclosure Schedule lists (i) all real property, including a description and identification of location, owned by FICS and each FICS Subsidiary; (ii) each real property lease, sublease or installment purchase arrangement to which FICS or any FICS Subsidiary is a party; (iii) a description of each contract for the purchase, sale, or development of real estate to which FICS or any FICS Subsidiary is a party; and (iv) all items of FICS' or any FICS Subsidiary's tangible personal property and equipment with a book value of $50,000 or more or having any annual lease payment of $50,000 or more. Except for (a) items reflected in FICS' consolidated financial statements as of December 31, 1998 referred to in Section 3.5 hereof, (b) exceptions to title that do not interfere materially with FICS' or any FICS Subsidiary's use and enjoyment of owned or leased real property, (c) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.5 above), (d) properties and assets sold or transferred in the ordinary course of business consistent with past practices since December 31, 1998, and (e) items listed in Section 3.14 of the FICS Disclosure Schedule, FICS and each FICS Subsidiary have good and, as to owned real property, marketable and insurable title to all their properties and assets, free and clear of all liens, claims, charges and other encumbrances. FICS and each FICS Subsidiary, as lessees, have the right under valid and subsisting leases to occupy, use and possess all property leased by them, and neither FICS nor any FICS Subsidiary has experienced any material uninsured damage or destruction with respect to such properties since December 31, 1998. All properties and assets used by FICS and each FICS Subsidiary are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or scheduled to come into effect. FICS and each FICS Subsidiary enjoy peaceful and undisturbed possession under all leases for the use of all property under which they are the lessees, and all leases to which FICS or any FICS Subsidiary is a party are valid and binding obligations in accordance with the terms thereof. Neither FICS nor any FICS Subsidiary is in material default with respect to any such lease, and there has occurred no default by FICS or any FICS Subsidiary or event which with the lapse of time or the giving of notice, or both, would constitute a material default under any such lease. To the knowledge of FICS, there are no Laws, conditions of record, or other impediments which interfere with the intended use by FICS or any FICS Subsidiary of any of the property owned, leased, or occupied by them.


          3.15. INSURANCE.

         Section 3.15 of the FICS Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by FICS and any FICS Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds (or other insurance policies and bonds that have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of FICS and any FICS Subsidiary) are in full force and effect and have been in full force and effect since the respective dates each such policies and bonds were first obtained. As of the date hereof, neither FICS nor any FICS Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by FICS and FICS Subsidiaries is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of FICS and the FICS Subsidiaries, and is sufficient for compliance by FICS and the FICS Subsidiaries with all requirements of Law and agreements to which FICS or any of the FICS Subsidiaries is subject or is party. True, correct and complete copies of all such policies and bonds reflected at
Section 3.15 of the FICS Disclosure Schedule, as in effect on the date hereof, have been delivered or made available to S1.

          3.16. COMPLIANCE WITH APPLICABLE LAWS.

         Each of FICS and any FICS Subsidiary has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither FICS nor any FICS Subsidiary has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that has not heretofore been cured and for which there is any remaining liability.

          3.17. FICS INFORMATION.

         The information relating to FICS and each FICS Subsidiary to be provided by FICS to be contained in a proxy statement to be filed with the SEC in connection with obtaining stockholder approval of the transactions contemplated by this Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

          3.18. INTELLECTUAL PROPERTY.

         Except, in each case, as set forth in Section 3.18 of the FICS Disclosure Schedule:

                  (a) (i) FICS and each FICS Subsidiary owns, free and clear of liens, orders and arbitration awards, or are licensed or otherwise possess valid and enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, schematics, technology, know-how, trade secrets, ideas, algorithms, processes, Software (as defined below), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of FICS and the FICS Subsidiaries. "Software" means any and all (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the technology supporting any Internet site(s) operated by or on behalf of FICS or any FICS Subsidiary, and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

                      (ii) Except as would not be materially adverse to the business of FICS or any FICS Subsidiary, FICS and the FICS Subsidiaries have taken reasonable steps to protect their Intellectual Property. There is no litigation pending or, to the knowledge of FICS and the FICS Subsidiaries, threatened or any written claim from any person challenging the ownership, use, validity or enforceability of any Intellectual Property, nor is there any basis for the assertion of any such claim or challenge.

                      (iii)No material patent, trademark, service mark, copyright, trade secret, computer software or other intellectual property right other than the Intellectual Property set forth on Schedule 3.18 is necessary to conduct the businesses of FICS and its Subsidiaries as presently conducted.

                  (b) Schedule 3.18(b) lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks and registered copyrights owned by FICS included in the Intellectual Property, including the jurisdictions in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) material licenses, sublicenses and other agreements as to which FICS and any FICS Subsidiary are a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) licenses, sublicenses and other agreements as to which FICS and any FICS Subsidiary are a party and pursuant to which FICS and its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including Software ("Third Party Intellectual Property Rights") which are incorporated in, are or form a part of any FICS or FICS Subsidiary product.

                  (c) (i) To the knowledge of FICS and the FICS Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of FICS or any FICS Subsidiary, any trade secret material to FICS or its Subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through FICS or its Subsidiaries, by any employee of FICS or any FICS Subsidiary or third party for whom FICS is responsible. Except as set forth in Schedule 3.18(c), there are no royalties, fees or other payments payable by FICS or its Subsidiaries to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                      (ii) To the knowledge of FICS and its Subsidiaries, there has been no prior use of FICS's registered trademarks by any third party which would confer upon said third party superior rights in such trademarks. FICS and its Subsidiaries have taken reasonable steps to adequately police the trademarks against third party infringement, and the material trademarks registered in the United States and in other jurisdictions where FICS or its Subsidiaries are doing business have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or any amendment, supplement or office action related thereto.

                  (d) FICS and its Subsidiaries are not, nor will they be as a result of the execution and delivery of this Agreement or the performance of their obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Intellectual Property or Third
Party Intellectual Property Rights, and the execution and delivery of this Agreement or the performance of the obligations under this Agreement by FICS and its Subsidiaries will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of FICS' or any of its Subsidiaries' rights to own any of its Intellectual Property or their respective rights under any material license agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

                  (e) FICS and its Subsidiaries (i) have no knowledge (including knowledge of any litigation pending or threatened or any written claim from any person) or reason to believe that the conduct of their businesses infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (ii) have not advised any third party that such third party may be infringing any Intellectual Property or breaching any license or agreement involving Intellectual Property and have not brought or threatened any claim against such third party for such conduct.

                  (f) The Software owned or purported to be owned by FICS or any of its Subsidiaries, was either (i) developed by employees of FICS or any of its Subsidiaries within the scope of their employment; (ii) developed by independent contractors or consultants who have assigned their rights to FICS or any of its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by FICS or its Subsidiary from a third party.

                  (g) All employees and independent contractors and consultants of FICS and its Subsidiaries have executed and delivered to FICS or its
Subsidiaries, as the case may be, agreements regarding the protection of proprietary information and the assignment to FICS or its Subsidiaries of any Intellectual Property arising from services performed for FICS or its Subsidiaries by such persons.

                  (h) FICS and its Subsidiaries have obtained or entered into written agreements with their employees and with third parties, in transactions deemed appropriate, in connection with the disclosure to, or use or appropriation by, employees and third parties, of trade secret or proprietary information owned by FICS and its Subsidiaries and not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme ("FICS Confidential Information"), and do not know of any situation involving such employee or third party use, disclosure or appropriation of FICS Confidential Information where the lack of such a written agreement is likely to result in any Material Adverse Effect. Except as set forth in Schedule 3.18(h) of the FICS Disclosure Schedule, neither FICS nor any of its Subsidiaries have furnished the source code of any of their Software products to any third party, deposited any such source code in escrow, or otherwise provided access to such source code to any third party.

                  (i) Except as would not be materially adverse to the business of FICS or its Subsidiaries, FICS and its Subsidiaries have taken reasonable steps with the intent of ensuring that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-FICS or non-FICS Subsidiary products (e.g., hardware, software and firmware) used in or in combination with FICS' or its Subsidiaries' products, are year 2000 compliant and properly exchange data with FICS' and its Subsidiaries products.

          3.19. DELIVERY OF FICS STOCK TRANSFER BOOK.

         FICS has made a notation in its share registry that, prior to the Closing, no transfer of FICS Securities shall be recorded in FICS's share registry from the date hereof, and has delivered such stock transfer book to a Belgian notary, which notary shall hold such stock transfer book until the Closing (or the termination of this Agreement, if earlier).

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF S1 HOLDINGS AND S1

         S1 Holdings and S1 hereby make the following representations and warranties to each Seller as set forth in this Article IV, each of which is being relied upon by each Seller as a material inducement to enter into and perform this Agreement. All of the disclosure schedules of S1 referenced below and thereby required of S1 pursuant to this Agreement, which disclosure schedules shall be cross-referenced to the specific sections and subsections of this Agreement and delivered herewith, are referred to herein as the "S1 Disclosure Schedule."

          4.1. CORPORATE ORGANIZATION.

                  (a) S1 Holdings is a corporation (N.V.) duly organized and validly existing under the laws of Belgium. S1 Holdings has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as contemplated by this Agreement, and is duly licensed or qualified to do business in each jurisdiction in which the nature of any material business conducted by it or the character or location of any material properties or assets owned or leased by it makes such licensing or qualification necessary. The charter and other corporate governance documents of S1 Holdings have previously been made available to FICS and are true, correct and complete copies of such documents as in effect as of the date thereof.

                  (b) S1 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S1 has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of S1, copies of which have previously been made available to FICS, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

                  (c) S1 owns, directly or indirectly, the issued and outstanding shares of capital stock of S1 Holdings, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares shall be duly authorized and validly issued and shall be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. S1 Holdings is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of S1 Holdings or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of S1 Holdings.

          4.2. AUTHORITY; NO VIOLATION.

                  (a) S1 Holdings has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of S1 Holdings are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by S1 Holdings and (assuming due authorization, execution and delivery by S1 and FICS) will constitute valid and binding obligations of S1 Holdings, enforceable against S1 Holdings in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

                  (b) S1 has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of S1. Except for required approvals of S1 stockholders by the requisite vote of S1's stockholders, no other corporate proceedings on the part of S1 (except for matters related to setting the date, time, place and record date for the special meeting) are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by S1 and (assuming due authorization, execution and delivery by FICS and each of the Sellers) will constitute a valid and binding obligation of S1, enforceable against S1 in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar law affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement by S1 or S1 Holdings nor the consummation by S1 or S1 Holdings of the transactions contemplated hereby or thereby, nor compliance by S1 or S1 Holdings with any of the terms or provisions hereof or thereof, will (i) violate any provision of (x) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of S1 or (y) the Articles of Association of S1 Holdings, or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained,
(x) violate any Laws applicable
to S1 or S1 Holdings or any of their properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of S1 or S1 Holdings under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which S1 or S1 Holdings is or will be, as the case may be, a party, or by which S1 or S1 Holdings or any of their properties or assets may be bound or affected.

          4.3. CONSENTS AND APPROVALS.

                  (a) Except as set forth at Schedule 4.3(a), no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by S1 or S1 Holdings of this Agreement, and (2) the consummation by S1 and S1 Holdings of the Transaction and the other transactions contemplated hereby, except for such consents, approvals or filings the failure of which to obtain will not have a Material Adverse Effect on the ability of S1 or S1 Holdings to consummate the transactions contemplated thereby.

         (b) S1 hereby represents to the Sellers that it has no knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.3(a) cannot be obtained or granted on a timely basis.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

          5.1. COVENANTS RELATING TO FICS.

         During the period from the date of this Agreement and continuing until the Closing, except as expressly contemplated or permitted by this Agreement or with the prior written consent of S1 Holdings, the Sellers shall cause FICS and each FICS Subsidiary to carry on their respective businesses in the ordinary course consistent with past practices. The Sellers shall cause FICS to use its reasonable efforts to (x) preserve its business organization and that of each FICS Subsidiary intact, (y) keep available to itself and S1 Holdings the present services of the employees of FICS and each FICS Subsidiary and (z) preserve for itself and S1 Holdings the goodwill of the customers of FICS and each FICS Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the FICS Disclosure Schedule or as otherwise contemplated by this Agreement or consented to by S1 Holdings in writing, the Sellers shall not permit FICS or any FICS Subsidiary to:

                  (a)   declare  or  pay  any   dividends   on,  or  make  other
distributions in respect of, any of its capital stock;

                  (b) (i) split, combine or reclassify any shares of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(ii) repurchase, redeem or otherwise acquire, any shares of the capital stock of FICS or any FICS Subsidiary, or any securities convertible into or exercisable for any shares of the capital stock of FICS or any FICS Subsidiary;

                  (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

                  (d) amend its Restated Articles of Association (Statuten) or other similar governing documents;

                  (e) after the date hereof, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or a substantial portion of the assets of, or any equity interest in, FICS or any business combination with FICS (collectively, all such events referred to herein as a "Competing Offer"), or otherwise enter into any agreement or understanding with respect to a Competing Offer (Under any circumstances, the Sellers shall cause FICS to promptly advise S1 Holdings if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform S1 Holdings of all the terms and conditions thereof, and shall furnish to S1 Holdings copies of any such written proposal or offer and the contents of any communications by FICS in response thereto.);

                  (f) make any capital expenditure in excess of $100,000;

                  (g) enter into any new line of business, or, except in the ordinary course of business, (i) enter into any material contract (as defined in Item 601(b)(10) of Regulation S-K), or other contract requiring aggregate payments exceeding $100,000, or (ii) modify, amend or transfer in any material respect or terminate any material contract to which FICS or any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereunder;

                  (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in the ordinary course of business;

                  (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or in any of the conditions to the Transaction set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (j) change its methods of accounting in effect at December 31, 1998 except as required by changes in applicable law or accounting standards, as concurred to by S1 Holdings' independent auditors;

                  (k) (i) except as required by applicable law, adopt, amend, renew or terminate any FICS Plan or any agreement, arrangement, plan or policy between FICS or any FICS Subsidiary and one or more of its current or former directors or officers, (ii) increase in any manner the compensation of any employee or director or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), (iii) enter into, modify or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits, other than normal annual increases in pay, consistent with past practice, (iv) hire any new employee at an annual compensation in excess of $100,000, (v) promote to a rank of vice president or more senior any employee, or (vi) other than in compliance with agreements in force as of the date hereof, pay any retention or other bonuses to any employees;

                  (l) except for short-term borrowings with a maturity of one year or less in the ordinary course of business consistent with past practices, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (m) sell, purchase, enter into a lease, relocate, open or close any office, other than in the ordinary course of business consistent with past practices;

                  (n) make any equity investment or commitment to make such an investment in real estate;

                  (o) make any investments, other than in the ordinary course of business consistent with past practices;

                  (p)      sell, purchase or lease any real property; or

                  (q) agree or commit to do any of the  actions set forth in (a)
- (p) above.

The consent of S1 Holdings to any action by FICS or any FICS Subsidiary that is not permitted by any of the preceding paragraphs shall be evidenced by a writing signed by an authorized representative of S1 Holdings.

          5.2. COVENANTS OF SELLERS.

                  (a) After the date hereof, no Seller shall, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any person relating to any Competing Offer with respect to FICS. Each Seller shall promptly advise S1 Holdings if any such Competing Offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform S1 Holdings of all the terms and conditions thereof, and shall furnish to S1 Holdings copies of any such written proposal or offer and the contents of any communications in response thereto.

                  (b) After the date hereof, each Seller hereby waives and refuses any right to purchase, acquire or otherwise obtain any equity securities of FICS pursuant to the Restated Articles of Association of FICS, any preemptive right to acquire such securities, the FICS Stock Plan or otherwise.

          5.3. COVENANTS OF S1.

         S1 unconditionally guarantees (as a principal and not merely as a surety) each and all of the obligations of S1 Holdings under this Agreement. S1 hereby agrees and covenants to take all necessary actions to cause S1 Holdings to perform its obligations in accordance with this Agreement. S1 further agrees for at least three years from the last of the Payment Dates that it will maintain S1 Holdings as a subsidiary and that S1 Holdings will be operated as the holding company for S1's European operations, providing treasury and other services to FICS, the FICS Subsidiaries and any other European entity which becomes a subsidiary of S1 Holdings. S1 further agrees with each of the Sellers that, for at least three years from the last of the Payment Dates, it will cause S1 Holdings not to sell or directly or indirectly transfer or assign (including transfers in case of a merger or split-up) the FICS Securities. S1 Holdings agrees that for at least three years from the last of the Payment Dates (i) it will operate as the holding company for S1's European operations, providing treasury and other services to FICS, the FICS Subsidiaries and any other European entity which becomes a subsidiary of S1 Holdings, and (ii) it will not sell or directly or indirectly transfer or assign (including transfers in case of a merger or split-up) the FICS Securities. S1 further agrees from the Closing Date until at least the Third Payment Date, if any, that it will provide resources for the operations of FICS consistent with the operating budget of S1, as determined by the Board of Directors of S1 in accordance with Annex A.

          5.4. COMPLIANCE WITH ANTITRUST LAWS.

         Each of the parties hereto shall make all filings of any applications, notices or other documents required under applicable antitrust Laws and use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Transaction under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act and any foreign competition laws. In the event a suit is threatened or instituted challenging the Transaction as violative of antitrust laws, each of the parties hereto shall use its reasonable best efforts to avoid the filing of, or resist or resolve such suit. The parties hereto shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Transaction under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Transaction as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Transaction or by any foreign entity that may require prior approval of the Transaction. Reasonable best efforts shall not include, among other things and to the extent S1 so desires, the willingness of S1 to accept an order agreeing to the divestiture, or the holding separate, of any assets of FICS or S1.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

          6.1. REGULATORY MATTERS.

                  (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. S1 Holdings and the Sellers shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to S1 Holdings or FICS, as the case may be, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein.

                  (b) The Sellers shall cause FICS to, upon request, furnish S1 Holdings with all information concerning FICS and its directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of S1 Holdings to any Governmental Entity in connection with the Transaction or the other transactions contemplated by this Agreement.

                  (c) S1 Holdings and the Sellers shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (defined in Section 7.1(b) hereof) will not be obtained or that the receipt of any such approval will be materially delayed.

          6.2. ACCESS TO INFORMATION.

                  (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, the Sellers shall cause FICS to accord to the officers, employees, accountants, counsel and other representatives of S1 Holdings, access, during normal business hours during the period prior to the Closing, to all FICS's and its Subsidiaries' properties, books, contracts, commitments and records and, during such period, FICS shall make available to S1 Holdings (i) a copy of each report, schedule, Proxy Statement and other document filed or received by it (including its Subsidiaries) during such period pursuant to the requirements of federal securities laws or other federal or state Laws and (ii) all other information concerning its (including its Subsidiaries) business, properties and personnel as S1 Holdings may reasonably request (except as to information deemed confidential or competitively sensitive ("Confidential Matters")) and such meetings of committees of the Board of Directors and management of FICS which S1 Holdings desires. S1 Holdings shall receive notice of all meetings of the FICS Board of Directors and any committees thereof, and of any management committees (in all cases, at least as timely as all FICS representatives to such meetings are required to be provided notice). S1 Holdings will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidential Information and Non-disclosure Agreement between FICS, Edify Corporation and S1 (by which S1 Holdings unconditionally agrees to be bound by signing this Agreement) dated April 27, 1999 and the Confidential Information and Non-disclosure Agreement between FICS and S1 dated March 31, 1999 (together, the "Confidentiality
Agreements"). The parties agree and acknowledge that the Confidentiality Agreements will continue in full force and effect in accordance with their terms.

                  (b) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, S1 Holdings shall afford to the officers, employees, accountants, counsel and other representatives of FICS, access, during normal business hours during the period prior to the Closing, to such information regarding S1 Holdings, except as to Confidential Matters, as shall be reasonably necessary for FICS to fulfill its obligations pursuant to this Agreement or which may be reasonably necessary for FICS to confirm that the representations and warranties of S1 Holdings contained herein are true and correct and that the covenants of S1 Holdings contained herein have been performed in all material respects. The Sellers shall cause FICS to hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

                  (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

                  (d) The Sellers shall cause FICS to provide S1 Holdings with true, correct and complete copies of all financial and other information provided to directors of FICS in connection with meetings of its Boards of Directors or committees thereof.

          6.3. SHAREHOLDER MEETING.

         S1 shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders within 45 days after the proxy statement to be used for such meeting is approved by the SEC for use for the purpose of voting upon the approval of this Agreement, this Transaction and other transactions related to this Agreement. Management and the Board of Directors of S1 shall recommend approval of each of this Agreement and the Transaction.

          6.4. RESERVED.

          6.5. FICS YEAR 2000 OFFICER.

         No later than 20 business days following the date of this Agreement, the Sellers shall cause FICS to appoint an officer (the "Y2K Officer"), reasonably acceptable to S1 Holdings, which officer shall be responsible for coordinating matters related to any year 2000 issues of FICS and any FICS Subsidiary. Such Y2K Officer shall, among other things, coordinate the efforts of FICS and each FICS Subsidiary and take those steps necessary to ensure that their products (including existing products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of accurately processing, providing, and receiving date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all other non-FICS or FICS Subsidiary products (e.g., hardware, software and firmware) used in or in combination with FICS' or its Subsidiaries' products, properly exchange data with FICS' and its Subsidiaries products. Such year 2000 compliance shall, at a minimum, meet the standards and guidelines established by the United States Federal Financial Institutions Examination Council. The Y2K Officer shall also provide monthly written reports regarding year 2000 issues of FICS and any FICS Subsidiary, and resolution thereof, to the management of FICS and S1.

          6.6. SUBSEQUENT INTERIM FINANCIAL STATEMENTS.

                  (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter, S1 shall make available to FICS its Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act. S1 shall make available to FICS any Current Reports on Form 8-K promptly after filing such reports with the SEC. For the purposes of this Section 6.6, the filing of any such document required to be made available herein via the SEC's EDGAR filing system shall be deemed to satisfy the requirements hereof.

                  (b) The Sellers shall cause FICS, as soon as reasonably practicable, but in no event more than 30 days after the end of each fiscal quarter, to deliver to S1 Holdings its unaudited consolidated financial statements for such quarter.

                  (c) The Sellers shall cause FICS, as soon as reasonably practicable, but in no event more than 30 days after the end of each calendar month prior to Closing, to deliver to S1 Holdings its consolidated interim financial statements for such month.

          6.7. ADVICE OF CHANGES.

         S1 Holdings, S1 and the Sellers, with respect to FICS, shall promptly advise the other party of any change or event that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect on it or to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing Date, each party will promptly supplement or amend its disclosure schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by FICS with the covenants set forth in
Section 5.1 hereof.

          6.8. CURRENT INFORMATION.

                  (a) During the period from the date of this Agreement to the Closing Date, the Sellers shall cause FICS to cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of S1 Holdings and to report the general status of the ongoing operations of FICS. The Sellers will promptly notify S1 Holdings of any material change in the normal course of business or in the operation of the properties of FICS and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving FICS, and will keep S1 Holdings fully informed of such events.

                  (b) During the period from the date of this Agreement to the Closing Date, S1 Holdings will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of FICS and to report the general status of the ongoing operations of S1. S1 Holdings will promptly notify the Sellers of any material change in the normal course of business or in the operation of the properties of S1 and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving S1 Holdings or S1, and will keep the Sellers fully informed of such events.

          6.9. TRANSACTION EXPENSES OF FICS.

                  (a) For planning purposes, the Sellers shall cause FICS, within 15 days from the date hereof, to provide S1 Holdings with its estimated budget of transaction-related expenses reasonably anticipated to be payable by FICS in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. The Sellers shall cause FICS to promptly notify S1 Holdings if or when it determines that it will expect to exceed its budget.

                  (b) Promptly after the execution of this Agreement, the Sellers shall cause FICS to ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. FICS shall accrue and/or pay all of such amounts which are actually due and owing as soon as possible.

                  (c) The Sellers shall cause FICS to advise S1 Holdings monthly of all out-of-pocket expenses which FICS has incurred in connection with this transaction.

          6.10. JOINDER OF ADDITIONAL SELLERS.

                  Prior to Closing, S1 Holdings hereby agrees to send, at the same time and in the same manner as to S1's stockholders, a copy of the S1 Proxy Statement (as defined in the S1 Stock Purchase Agreement) and a copy of this Agreement to each of the individuals identified by FICS as a stockholder or bondholder of FICS who is not a party hereto. Prior to the Closing, S1 and the Sellers hereby agree that each of the stockholders of FICS who is not a party hereto shall be offered the opportunity to join this Agreement as a Seller by indicating acceptance of the terms of this Agreement by a writing signed by such person stating that such person (i) has read the S1 Proxy Statement and this Agreement, (ii) fully understands the risks involved in proceeding with the transactions contemplated by this Agreement, and (iii) agrees to join this Agreement as a Seller.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE TRANSACTION.

         The respective obligation of each party to effect the Transaction shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a)      SHAREHOLDER APPROVALS.

                  This Agreement shall have been approved by any requisite shareholder vote.

                  (b)      OTHER APPROVALS.

                  All governmental and regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration or termination of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals"). No Requisite Regulatory Approval shall contain a non-customary condition that S1 Holdings or the Sellers reasonably determines to be burdensome or otherwise alter the benefits for which it bargained in this Agreement.

                  (c)      NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY.

                  No order,  injunction  or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction or any of the other transactions (an "Injunction") contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Transaction.

         7.2.     CONDITIONS TO OBLIGATIONS OF S1 HOLDINGS.

         The obligation of S1 Holdings to effect the Transaction is also subject to the satisfaction or waiver by S1 Holdings at or prior to the Closing of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES.

             The representations and warranties of the Sellers set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on FICS. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. S1 Holdings shall have received a certificate signed on behalf of FICS by each of the President and Chief Financial Officer of FICS to the foregoing effect.

               (b) PERFORMANCE OF COVENANTS AND AGREEMENTS OF THE SELLERS

             The Sellers shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date. S1 Holdings shall have received a certificate signed on behalf of each Seller to such effect.

               (c) CONSENTS UNDER AGREEMENTS.

             The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b) hereof) whose consent or approval shall be required in order to permit the succession by S1 Holdings, to the extent applicable, to any obligation, right or interest of FICS under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained except for those, the failure of which to obtain, will not result in a Material Adverse Effect on S1 Holdings or FICS.

               (d) NO PENDING GOVERNMENTAL ACTIONS.

             No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

               (e) NO MATERIAL ADVERSE CHANGE.

             There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of FICS or any FICS Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on FICS.

               (f) ACCOUNTANT'S COMFORT LETTER.

             The Sellers shall have caused to be delivered on the respective dates thereof to S1 Holdings "comfort letters" from PricewaterhouseCoopers & Co. Bedrijfsrevisoren, FICS' independent public accountants, dated the date the Proxy Statement (or last amendment thereto) and dated the date of the Closing, and addressed to S1 Holdings, the Sellers and FICS, with respect to FICS' financial data presented in the Proxy Statement, which letters shall be based upon Statements on Auditing Standards Nos. 72 and 76.

               (g) FINANCING

             S1  Holdings   shall  have   obtained   the   necessary   financing
contemplated by Section 1.3(c) above no later than October 15, 1999.

          7.3. CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligation of the Sellers to effect the Transaction is also subject to the satisfaction or waiver by the Majority Sellers at or prior to the Closing Date of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES.

             The representations and warranties of S1 Holdings and S1 set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct, unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a Material Adverse Effect on S1 Holdings or S1, as the case may be. Such determination of aggregate Material Adverse Effect shall be made as if there were no materiality qualifications in such representations and warranties. FICS and the Sellers shall have received a certificate signed on behalf of S1 Holdings by each of the Managing Director of S1 Holdings and the President and the Chief Financial Officer of S1 Holdings to the foregoing effect.

               (b)  PERFORMANCE  OF COVENANTS AND  AGREEMENTS OF S1 HOLDINGS AND
                    S1.

             S1 Holdings and S1 shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date. FICS and the Sellers shall have received a certificate signed on behalf of S1 Holdings by each of the President and Chief Financial Officer of S1 Holdings to such effect.

               (c) TAX OPINION.

             General Atlantic Partners 20, L.P., General Atlantic Partners 52, L.P. and GAP Coinvestment Partners, L.P. shall have received an opinion as to the tax-free nature of the transactions contemplated hereby, in form and substance reasonably satisfactory to them.

               (d) CONSENTS UNDER AGREEMENTS.

             The consent or approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which S1 Holdings is a party or is otherwise bound shall have been obtained.

               (e) NO PENDING GOVERNMENTAL ACTIONS.

             No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

               (f) NO MATERIAL ADVERSE CHANGE.

             There shall have been no changes, other than changes contemplated by this Agreement, in the business, operations, condition (financial or otherwise), assets or liabilities of S1 or any S1 Subsidiary (regardless of whether or not such events or changes are inconsistent with the representations and warranties given herein) that individually or in the aggregate has had or would have a Material Adverse Effect on S1.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

          8.1. TERMINATION.

         This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Transaction by any of the Majority Sellers, if applicable:

                  (a) by mutual consent of S1 Holdings and each of the Sellers in a written instrument, if the Board of Directors of S1 Holdings so determines by a vote of a majority of the members of its entire Board and each of the Sellers so determines in its individual judgment;

                  (b) by either S1 Holdings or any of the Majority Sellers upon written notice to the other party (i) 30 days after the date on which any request or application for a Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Regulatory Approval, unless within the 30-day period following such denial or withdrawal the parties agree to file, and have filed with the applicable Governmental Entity, a petition for rehearing or an amended application, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b), if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either S1 Holdings or any of the Majority Sellers if the Transaction shall not have been consummated on or before March 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either S1 Holdings (provided that S1 Holdings is not in breach of its obligations under Section 6.3 hereof) or any of the Majority Sellers if the approval of the S1 shareholders required for the consummation of the Transaction shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by  either  S1  Holdings  or any of the  Majority  Sellers
(provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party or the Sellers (as to S1 Holdings), if such breach, individually or in the aggregate, has had or is likely to have a Material Adverse Effect on the breaching party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (f) by  either  S1  Holdings  or any of the  Majority  Sellers
(provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein that, individually or in the aggregate, would give the other party the right to terminate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto or such breach, by its nature, cannot be cured prior to the Closing;

                  (g) by either S1 Holdings or any of the Majority Sellers at any time after the termination of the S1 Stock Purchase Agreement in accordance with its terms;

                  (h) by any of the Majority Sellers in the event any requested advance that is permitted by the terms of the Loan Agreement, dated the date hereof, between FICS and S1, is not made by S1 within five business days after FICS makes a written demand therefor; and

          8.2. EFFECT OF TERMINATION.

         In the event of termination of this Agreement by either S1 Holdings or the Sellers as provided in Section 8.1 hereof, this Agreement shall forthwith become void and have no effect except (i) the last sentences of Sections 6.2(a) and 6.2(b) and Sections 8.2, 9.2 and 9.3 hereof shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful or intentional breach of any provision of this Agreement.

          8.3. AMENDMENT.

         Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, at any time before or after approval of the matters presented in connection with the Transaction by the stockholders of S1. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.4. EXTENSION; WAIVER.

         At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

          9.1. EXPENSES.

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          9.2. NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to S1 Holdings, to:
                           S1 Europe Holdings N.V.
                           c/o Hogan & Hartson L.L.P.
                           Avenue des Arts 41
                           1040 Brussels, Belgium
                           Attn.:   Robert F. Stockwell, President

                           with copies (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, DC  20004-1109
                           Attn.:   Stuart G. Stein, Esq.

                  and

                           Hogan & Hartson L.L.P.
                           Avenue des Arts 41
                           1040 Brussels, Belgium
                           Attn.:   Claud v.S. Eley, Esq.

                  (b)      if to any Seller, to:

                           The address set forth next to such  Seller's  name in
Section 9.2 of the FICS Disclosure Schedule.

                  (c)      if to S1, to:
                           Security First Technologies Corporation
                           3390 Peachtree Road, NE, Suite 1700
                           Atlanta, Georgia 30326
                           Attn:  Robert F. Stockwell, Chief Financial Officer

                           with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, DC  20004-1109
                           Attn.:   Stuart G. Stein, Esq.

                  (d)      if to FICS, to:
                           FICS Group N.V.
                           Excelsiorlaan 87
                           1930 Zaventem, Belgium
                           Attn.:   Steven Sipowicz, Chief Financial Officer

                           with a copy (which shall not constitute notice) to:

                           Brown, Rudnick, Freed & Gesmer
                           Stanmore House
                           29-30 St. James's Street
                           London SW1A 1HB, England
                           Attn.:   Lawrence A. Levy, Esq.
                                    Colin Hugh Buckley, Esq.


          9.3. INTERPRETATION.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          9.4. COUNTERPARTS.

         This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.5. ENTIRE AGREEMENT.

         This Agreement (including the disclosure schedules, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

          9.6. GOVERNING LAW.

         This Agreement shall be governed and construed in accordance with the laws of Delaware, without regard to any applicable conflicts of law rules.

          9.7. ENFORCEMENT OF AGREEMENT.

         The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          9.8. SEVERABILITY.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          9.9. PUBLICITY.

         Except as otherwise required by applicable law or the rules of the Nasdaq Stock Market National Market System (or such other exchange on which any capital stock of S1 Holdings or any parent or subsidiary of S1 Holdings may become listed), EASDAQ or the Belgian Banking and Finance Commission, so long as this Agreement is in effect, neither S1 Holdings nor FICS shall, or shall permit any of S1 Holdings, FICS or any of their Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

          9.10. ASSIGNMENT; LIMITATION OF BENEFITS.

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7 hereof, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

          9.11. ADDITIONAL DEFINITIONS.

         References to "$" in this Agreement are to United States dollars. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement.

         "knowledge": with respect to any entity, refers to the knowledge of such entity's directors and officers in the ordinary course of their duties in such positions.

         "Laws": any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

         "Material Adverse Effect": with respect to S1 Holdings, S1 or FICS, means a condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, results of operations, business or properties of the relevant entity (other than as a result of changes in laws or regulations or accounting rules of general applicability or interpretations thereof), or (B) the ability of the relevant entity to perform its obligations under, and to consummate the transactions contemplated by, this Agreement. In addition to the foregoing, with respect to FICS only, if the Transaction shall not have then been consummated and FICS's "revenue" for either (i) the third fiscal quarter of 1999 is below $10,000,000, or (ii) the fourth fiscal quarter of 1999 is below $12,000,000, then a Material Adverse Effect shall have been deemed to have occurred.

         For the purpose of the foregoing sentence, the term "revenue" shall equal all amounts properly reported as such under U.S. GAAP, except that any revenue attributable to operations of FICS other than in accordance with Section
5.1 hereof shall not be deemed to be "revenue."

          9.12. SURVIVAL.

         None of the representations, warranties, covenants and agreements of the Sellers, FICS or S1 in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Transaction, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Transaction.

          9.13. CUMULATIVE REMEDIES.

         The remedies provided herein shall be cumulative and shall not preclude the assertion of any other rights or the seeking of any other remedies, whether at law or in equity, by any party hereto. In no event may any claim be brought hereunder by any party against FICS.

          9.14. RELEASE OF CLAIMS.

         Each Seller, for himself or itself, and for his or its heirs and assigns or his or its successors and assigns, hereby agrees that as of the Transaction he, she or it shall remise, release, acquit and forever discharge FICS and each FICS Subsidiary and all present or former officers, directors and employees of FICS and each FICS Subsidiary in their capacities as such, and each of them, from any and all actions and causes of action (whether at law or in equity), losses, damages, costs, expenses, liabilities, obligations and claims or demands of any kind, including, without limitation, attorneys' fees and other legal costs and expenses, known or unknown, foreseen and unforeseen, whether now existing or arising at any time in the future; provided, however, that this release shall not apply to rights and claims of a Seller for indemnification from FICS where the Seller is made a party to a proceeding because he or it was an officer or director of FICS and to rights and claims of a Seller against FICS as necessary to allow the Seller to make claims under any insurance policies maintained by FICS. Notwithstanding, and without limiting the generality of the foregoing, each Seller further agrees that he, she or it waives any right of contribution or indemnification against FICS with respect to any claim to Damages asserted against the such Seller pursuant to this Agreement.

                                    ARTICLE X
                                 INDEMNIFICATION

          10.1. INDEMNIFICATION OF THE SELLERS.

         S1 Holdings agrees to indemnify, defend and hold harmless the Sellers at all times after the Transaction from and against any and all claims, damages, losses, liabilities, payments, costs, obligations and expenses (including, without limitation, all legal, accounting and other professional fees and disbursements) (collectively, "Damages") to the extent such Damages arise out of, result from or relate to:

                  (a) a breach in any respect of any representation or warranty made by S1 Holdings contained in this Agreement; or

                  (b) a breach in any respect of any covenant, agreement or undertaking made by S1 Holdings in this Agreement or in any certificate or other instrument or agreement delivered by or on behalf of S1 Holdings pursuant to this Agreement.

          10.2. CLAIM FOR INDEMNIFICATION.

         Any claim for indemnification made under Section 10.1 hereof must be made by a written notice to S1 Holdings. Such notice shall specify in reasonable detail the particulars of the claim for indemnity and the basis upon which indemnity is claimed.

          10.3. THIRD PARTY CLAIMS.

         Each party shall cooperate with the other in determining the validity of any third party claim or assertion and in defending the validity of any third party claim or assertion and in defending against third parties with respect to the same. The party seeking indemnification ("Claimant") shall promptly furnish to S1 Holdings (for the purposes of this Section 10.3, the "Respondent") copies of all notices, pleadings and other documents with respect to any third party claim for which indemnification is sought, provided, however, that failure to so notify the Respondent will relieve the Respondent from any liability which the Claimant may have hereunder, if but only if, and only to the extent that, such failure to notify the Respondent results in loss or damage to the Respondent or the forfeiture by the Respondent of substantial rights or defenses otherwise available to the Respondent with respect to such claim. The defense of such litigation and choice of counsel with respect thereto shall be within the control of the Claimant (and the fees and reimbursements of counsel for Claimant in connection with such defense shall be at the Claimant's sole expense), unless the Respondent, no later than 10 days before an answer or other pleading must be served, elects to undertake the defense of such claim. The Respondent shall always have the right to elect to participate in the defense of any such third party claim at its sole expense.
Each of the parties agrees not to settle or compromise any third party suit, claim or proceeding with respect to which any of the other parties has an obligation to indemnify without the prior written consent of such other parties, which consent shall not be unreasonably withheld, provided such other party has acknowledged the obligation to indemnify.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Sellers have executed and delivered this Agreement, and S1 Holdings, S1 and FICS have caused this Agreement to be executed and delivered by their respective representatives duly authorized, all as of the date first above written.

                                      S1 EUROPE HOLDINGS N.V.


                                      By:   /s/ Robert F. Stockwell
                                            ---------------------------------
                                            Name:  Robert F. Stockwell
                                            Title: President

THE SELLERS:


/s/ MICHEL AKKERMANS
------------------------------
MICHEL AKKERMANS


PAMICA N.V.



By:/s/
   --------------------------------------
   Name:
   Title:


GENERAL ATLANTIC PARTNERS 20, L.P.
By: GENERAL ATLANTIC PARTNERS, LLC, its General Partner

      By: /s/ David C. Hodgson
          -------------------------------
          Name:  David C. Hodgson
          Title: A Managing Member



GENERAL ATLANTIC PARTNERS 52, L.P.
By:  GENERAL ATLANTIC PARTNERS, LLC, its General Partner

      By: /s/ David C. Hodgson
          --------------------------------
          Name:  David C. Hodgson
          Title: A Managing Member



GAP COINVESTMENT PARTNERS, L.P.


      By: /s/  David C. Hodgson
          --------------------------------
          Name:   David C. Hodgson
          Title:  A General Partner

GIMV N.V.

By:  /s/
     -------------------------------------
      Name:
      Title:



------------------------------------------
GUY MOONS


------------------------------------------
STEVEN VAN ROSSEN


------------------------------------------
NADINE QUAEYHAEGENS



/s/ ETIENNE CASTIAUX
------------------------------------------
ETIENNE CASTIAUX



/s/ GOORT GELTEN
------------------------------------------
GOORT GELTEN


/s/ LOEK VAN DEN BOOG
------------------------------------------
LOEK VAN DEN BOOG


/s/ FREDRICK DUMAS
------------------------------------------
FREDRICK DUMAS

UNICO PORTFOLIO LTD.



By:  /s/
    --------------------------------------
    Name:
    Title:

SECURITY FIRST TECHNOLOGIES CORPORATION
(for the limited purposes set forth herein)


By:   /s/ James S. Mahan III
      -----------------------------------------------
      Name:      James S. Mahan III
      Title:     Chairman and Chief Executive Officer



FICS GROUP N.V.
(for the limited purposes set forth herein)


By:   /s/
      -----------------------------------------------
      Name:
      Title:

                                    EXHIBIT A
                                       S1

                              STOCKHOLDER AGREEMENT


         This STOCKHOLDER AGREEMENT, dated as of September 21, 1999, is entered into by and among each of the stockholders of FICS Group N.V., a Belgian corporation (naamloze vennootschap ("N.V.")) ("FICS"), listed on the signature page of this Stockholder Agreement (collectively, the "FICS Stockholders"), and the stockholders of Security First Technologies Corporation, a Delaware corporation ("S1"), named on Schedule I hereto (collectively, the "Stockholders") who are directors, executive officers or other affiliates of S1 (for purposes of Rule 145 under the Securities Act of 1933, as amended).

         WHEREAS, S1, the FICS Stockholders, S1 Europe Holdings N.V., a Belgian corporation ("S1 Holdings"), and FICS have entered into that certain Share Purchase Agreement II, dated as of September 21, 1999 (the "Agreement"), which is conditioned upon, and requires, the execution of this Stockholder Agreement and which provides for, among other things, the acquisition of all or substantially all of the capital stock of FICS by S1 Holdings (the "Transaction"); and

         WHEREAS, in order to induce the FICS Stockholders to enter into or proceed with the Agreement, the Stockholders represent and warrant that the facts provided herein are accurate as to each of the Stockholders set forth herein, and each of the Stockholders agrees to, among other things, vote in favor of the Agreement, the Transaction and the other transactions contemplated by the Agreement in his/her capacity as a stockholder of S1.

         NOW, THEREFORE in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF S1 COMMON STOCK. Each Stockholder represents and warrants that the number of shares of S1 common stock, par value $.01 per share ("S1 Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto is the total number of shares of S1 Common Stock over which such person has "beneficial ownership" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that the provisions of Rule 13d-3(d)(1)(i) shall be considered without any limit as to time.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                  (a) Such Stockholder shall, at any meeting of the holders of S1 Common Stock called for the purpose, vote or cause to be voted all shares of S1 Common Stock with respect to which such Stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement, the Transaction and the other transactions contemplated by the Agreement.

                  (b) Prior to the Closing Date, except as otherwise expressly permitted hereby, such Stockholder shall not, sell, pledge, transfer or otherwise dispose of his/her shares of S1 Common Stock; provided, however, that this Section 2(b) shall not apply to a pledge existing as of the date hereof.

         3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his/her shares of S1 Common Stock, provided that such Stockholder obtains the prior written consent of a number of FICS Stockholders that together own a majority of the capital stock of FICS and that any acquirer of such S1 Common Stock agrees in writing to be bound by this Stockholder Agreement.

         4. SPECIFIC PERFORMANCE; TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. Each of the Stockholders agrees that irreparable damage to the FICS Stockholders would occur in the event that the provisions of this Stockholder Agreement were not performed in accordance with its specific terms or were otherwise breached by any of the Stockholders. It is accordingly agreed that the FICS Stockholders shall be entitled to an injunction or injunctions to prevent breaches of this Stockholder Agreement by any of the Stockholders and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which S1 is entitled at law or in equity. This Stockholder Agreement may be terminated at any time prior to the consummation of the Transaction by the mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. NOTICES. Notices may be provided to the FICS Stockholders and the Stockholders in the manner specified in the Agreement, with all notices to the Stockholders being provided to them at the addresses set forth at Schedule I.

         6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. HEADINGS. The section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement.

         9. DEFINITIONS. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

         IN WITNESS WHEREOF, each of the FICS Stockholders and the Stockholders have caused this Stockholder Agreement to be executed and delivered as of the day and year first above written.

FICS STOCKHOLDERS:




---------------------------------------------
MICHEL AKKERMANS


PAMICA N.V.



By:
   ------------------------------------------
   Name:
   Title:




GENERAL ATLANTIC PARTNERS 20, L.P.
By:  GENERAL ATLANTIC PARTNERS, LLC, its General Partner


      By:
           ----------------------------------
           Name:
           Title:



GENERAL ATLANTIC PARTNERS 52, L.P.
By:  GENERAL ATLANTIC PARTNERS, LLC, its General Partner


      By:
         ------------------------------------
         Name:
         Title:


GAP COINVESTMENT PARTNERS, L.P.



By:
    -----------------------------------------
    Name:
    Title:

GIMV N.V.



By:
    -----------------------------------------
    Name:
    Title:





---------------------------------------------
GUY MOONS




---------------------------------------------
STEVEN VAN ROSSEN




---------------------------------------------
NADINE QUAEYHAEGENS




---------------------------------------------
ETIENNE CASTIAUX




---------------------------------------------
GOORT GELTEN




---------------------------------------------
LOEK VAN DEN BOOG




---------------------------------------------
FREDRICK DUMAS

UNICO PORTFOLIO LTD.



By:
   ------------------------------------------
Name:
Title:

THE STOCKHOLDERS:


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------

                                   SCHEDULE I



                                                               Number of Shares of S1 Common
Name and Address of Stockholder                                  Stock Beneficially Owned
-------------------------------                                -----------------------------

James S. Mahan III.................................
Chairman, Chief Executive Officer and President
3390 Peachtree Road
Suite 1700
Atlanta, GA 30326

Robert F. Stockwell................................
Chief Financial Officer and Treasurer
3390 Peachtree Road
Suite 1700
Atlanta, GA 30326

Daniel H. Drechsel.................................
President and Chief Operating Officer of
    S1's operating subsidiary
3390 Peachtree Road
Suite 1700
Atlanta, GA 30326

Robert W. Copelan, D.V.M...........................
Director
Post Office Box 10
Paris, KY 40362

Dorsey R. Gardner..................................
Director
1 International Place
Suite 2401
Boston, MA  02110

Joseph S. McCall...................................
Director
Two Ravinia Drive
Suite 1000
Atlanta, GA 30346

Howard J. Runnion, Jr..............................
Director
420 West 4th Street
Suite 100, NC 35795
Winston-Salem, NC 27101

Jackson L. Wilson..................................
Director
5215 North O'Connor Boulevard
Suite 2100
Irving, TX 75039


                                   SCHEDULE A


STOCKHOLDERS                                                      PERCENTAGE
------------                                                      ----------
Michel Akkermans                                                    43.40
PAMICA N.V.                                                         17.05
General Atlantic Partners 20, L.P.                                  23.99
GAP Coinvestment Partners, L.P.                                      3.41
General Atlantic Partners 52, L.P.                                   .53
GIMV N.V.                                                            6.34
Guy Moons                                                            .27
Steven Van Rossen                                                    .05
Nadine Quaeyhaegens                                                  .14
Etienne Castiaux                                                     .14
Goort Gelten                                                         1.71
Frederick Dumas                                                      .34
Loek van den Boog                                                    .92
UNICO PORTFOLIO Ltd.                                                 1.71
                      TOTAL                                        100.00%

                                  SCHEDULE 1.3

         For purposes of this Schedule, the following terms shall have the meanings set out below. For the purposes of this Schedule, any fractional number shall be rounded to the nearest thousandth.

         The "2000 Carry-over Earn-out Points" shall mean such number of Earn-out Points as computed in Section 3 or Section 7 of this Schedule.

         The "2000 Contract Earn-out Period" shall mean the period beginning on the date hereof and ending on December 31, 2000.

         The "2001 Contract Earn-out Period" shall mean the period beginning on January 1, 2001 and ending on the Third Payment Date.

         The "2000 Contract Earn-out Points" shall mean such number of Earn-out Points as computed in Section 5 of this Schedule.

         The "2001 Contract Earn-out Points" shall mean such number of Earn-out Points as computed in Section 6 of this Schedule.

         The "2000 Earn-out Payment" shall equal the product of (x) the 2000 Earn-out Points multiplied by (y) $35.75.

         The "2001 Earn-out Payment" shall equal the product of (x) the 2001 Earn-out Points multiplied by (y) $35.75.

         The "2001 Earn-out Points Pool" shall mean such number of Earn-out Points remaining after subtracting (i) the 2000 Earn-out Points, (ii) the number of Earn-out Points deemed unearned and forfeited at the time of calculating the number of 2000 Revenue Earn-out Points and (iii) the 2000 Carry-over Earn-out Points from 4,500,000.

         The "2000 Earn-out Points" shall mean such number of Earn-out Points equal to the sum of the 2000 Contract Earn-out Points plus the 2000 Revenue Earn-out Points.

         The "2001 Earn-out Points" shall mean such number of Earn-out Points equal to the sum of the 2001 Contract Earn-out Points plus the 2001 Revenue Earn-out Points.

         The "2000 Revenue Earn-out Points" shall mean such number of Earn-out Points as computed in Section 7 of this Schedule.

         The "2001 Revenue Earn-out Points" shall mean such number of Earn-out Points as computed in Section 8 of this Schedule.

         The "2000 Revenue Shortfall" shall mean the difference between the 2000 Revenue Target and FICS 2000 Revenue.

         The "Earn-out Payments" shall mean the 2000 Earn-out Payment together with the 2001 Earn-out Payment.

         "FICS Fourth Quarter 1999 Revenue" shall mean all revenues generated by FICS on a consolidated basis, based upon the year-end audited numbers, for the fourth quarter of 1999.

         The "FICS Fourth Quarter 1999 Revenue Adjustment" shall be computed as follows:

         o if FICS Fourth Quarter 1999 Revenue is greater than or equal to $14,000,000 but less than or equal to $17,000,000, then the FICS Fourth Quarter 1999 Revenue Adjustment shall be 0.

         o if FICS Fourth Quarter 1999 Revenue is greater than $17,000,000 or less than $14,000,000, then:

              o if  the  FICS  Fourth  Quarter  1999  Revenue  is  greater  than
                $17,000,000, then the FICS Fourth Quarter 1999 Revenue Adjustment shall mean (x) the FICS Fourth Quarter 1999 Revenue minus $17,000,000 divided by (y) 2.

              o if  the  FICS  Fourth   Quarter   1999   Revenue  is  less  than
                $14,000,000, then the FICS Fourth Quarter 1999 Revenue Adjustment shall mean (x) the FICS Fourth Quarter 1999 Revenue minus $14,000,000 divided by (y) 2.

         "FICS 2000 Expenses" shall mean all expenses generated by FICS on a consolidated basis, based upon the year-end audited numbers, for fiscal year 2000, as adjusted pursuant to Annex A hereto.

         "FICS 2001 Expenses" shall mean all expenses generated by FICS on a consolidated basis, based upon the year-end audited numbers, for fiscal year 2001, as adjusted pursuant to Annex A hereto.

         "FICS 2000 Revenue" shall mean all revenues generated by FICS on a consolidated basis, based upon the year-end audited numbers, for fiscal year 2000, as adjusted pursuant to Annex A hereto.

         "FICS 2001 Revenue" shall mean all revenues generated by FICS on a consolidated basis, based upon the year-end audited numbers, for fiscal year 2001, as adjusted pursuant to Annex A hereto.

         A "Final Contract" shall mean any contract which has been executed by the relevant Large Customer and S1, or any subsidiary thereof, and which has been approved in connection with S1's standard contract approval process, as may be in effect from time to time.

         "Fiscal Year 2000" shall mean the fiscal year ending December 31, 2000.

         "Fiscal Year 2001" shall mean the fiscal year ending December 31, 2001.

         A "Large Customer" is any entity or any subsidiary of any entity listed on Annex C hereto, or as otherwise agreed to by the Board of Directors of S1.

         A "Large Customer Contract" shall mean a Final Contract with any Large Customer for one of the following: (i) Corporate Internet Banking product, (ii) S1 data center operations, or (iii) Virtual Financial Manager product, or as otherwise agreed to by the Board of Directors of S1.

         "Revenue" or "revenues" shall mean any amounts which should properly be reported as "revenue" in accordance with U.S. GAAP in the consolidated audited income statement of S1.

                1. EARN-OUT POINTS. The 2000 Earn-out Points and the 2001 Earn-out Points (together, the "Earn-out Points") shall be determined in accordance with Sections 2 through 9 below; provided that, the maximum aggregate number of Earn-out Points shall be 4,500,000.

                2. FICS CONSOLIDATED EXPENSES.  Notwithstanding anything in this
         Schedule 1.3 to the contrary, if the FICS 2000 Expenses exceed the consolidated expenses budgeted by the Board of Directors of S1 for FICS on a consolidated basis by more than 10%, or if FICS does not achieve at least 90% of the consolidated gross margin specified in the annual budget of S1 Board of Directors, then at the Second Payment Date (i) the 2000 Revenue Earn-out Points shall equal 0, (ii) the 2000 Carry-over Points shall equal 0, (iii) a number of points equal to ((4,500,000 minus the 2000 Contract Earn-out Points) divided by 2), shall be deemed unearned and forfeited, and (iv) the 2001 Earn-out Points shall be calculated in the manner set forth at Section 6 and
         Section 8 below. Notwithstanding anything in this Schedule 1.3 to the contrary, if FICS 2001 Expenses exceed the consolidated expenses budgeted by the Board of Directors of S1 for FICS's on a consolidated basis by more than 10%, or if FICS does not achieve at least 90% of the consolidated gross margin specified in the annual budget of S1 Board of Directors, then at the Third Payment Date
         (a) the 2001 Revenue Earn-out Points shall equal 0, and (b) any remaining Earn-out Points not earned as 2001 Contract Earn-out Points shall be deemed unearned and forfeited. Nothing in this Section 2 shall be construed to affect the ability to earn the 2000 Contract Earn-out Points or the 2001 Contract Earn-out Points.

                3. REVENUE TARGETS. The applicable revenue target for FICS for fiscal year 2000 shall be $89,000,000 (the "2000 Revenue Target"). The applicable revenue target for FICS for fiscal year 2001 shall be $123,000,000 (the "2001 Revenue Target"); provided that if the Financial Reporting Services division of FICS is sold or its operations are discontinued (the date of such occurrence, the "FRS Sale/Discontinuation Date") at any time after the date hereof but prior to December 31, 2001, then the 2000 Revenue Target and the 2001 Revenue Target shall be adjusted pursuant to the following:

         (i) if the FRS Sale/Discontinuation Date occurs prior to January 1, 2000, then the 2000 Revenue Target shall be reduced by $21,500,000 (the "2000 FRS Revenue Target Reduction Amount") and the 2001 Revenue Target shall be reduced by $30,500,000 (the "2001 FRS Revenue Target Reduction Amount");

         (ii) if the FRS Sale/Discontinuation Date occurs after December 31, 1999 but prior to January 1, 2001, then the 2000 Revenue Target shall be reduced by the 2000 FRS Revenue Target Reduction Amount on a pro rata basis and the 2001 Revenue Target shall be reduced by the 2001 FRS Revenue Target Reduction Amount; or

         (iii) if the FRS Sale/Discontinuation Date occurs after December 31, 2000 but prior to January 1, 2002, then there shall be no adjustment of the 2000 Revenue Target and the 2001 Revenue Target shall be reduced by the 2001 Revenue Target Reduction Amount on a pro rata basis.

         In addition, the 2000 Revenue Target and 2001 Revenue Target will be appropriately adjusted to reflect any discontinuation or disposition of any operations of FICS approved by the Board of S1.

                4. DISTRIBUTION OF EARN-OUT PAYMENTS. The 2000 Earn-out Payment shall be distributed on the Second Payment Date.

         The 2001 Earn-out Payment shall be distributed on the Third Payment Date. The maximum aggregate value of the Earn-out Payments shall be $160,875,000.


                5. 2000 CONTRACT EARN-OUT POINTS. A number of Earn-out Points equal to 225,000 shall be deemed earned for each Large Customer Contract executed during the 2000 Contract Earn-out Period, up to five such Large Customer Contracts (such aggregate number of points, the "2000 Contract Earn-out Points"); provided, however, if more than five (but in any case less than ten) Large Customer Contracts are executed during the 2000 Earn-out Contract Period, then a number of Earn-out Points computed pursuant to Section 6 below shall be deemed earned during the 2001 Contract Earn-Out Period with respect to each such Large Customer Contract executed over five (together, the "Excess 2000 Large Customer Contracts"). For the 2000 Contract Earn-out Period and the 2001 Contract Earn-out Period, for purposes hereof, Earn-out Points may be earned for executing up to ten Large Customer Contracts, in the aggregate. Notwithstanding anything to the contrary herein, for the purposes hereof, Earn-out Points may be earned only once for each Large Customer.

                6. 2001 CONTRACT EARN-OUT POINTS. A number of Earn-out Points as computed below shall be deemed earned for each Large Customer Contract executed during the 2001 Contract Earn-out Period (each, a "2001 Large Customer Contract") and shall be distributed on the Third Payment Date. The "2001 Contract Earn-out Point Pool" shall mean the number of Earn-out Points remaining after subtracting 1,125,000 from the 2001 Earn-out Point Pool.

         The "2001 Contract Earn-out Point Value" shall be computed as follows:

                    ((2001 Contract Earn-out Point Pool divided by (the total number of 2001 Large Customer Contracts plus the total number of Excess 2000 Large Customer Contracts)

                    ;provided, however, the 2001 Contract Earn-out Point Value shall not exceed 225,000.

         The "2001 Contract Earn-out Points" shall be computed as follows:

                    ((the total number of 2001 Large Customer Contracts plus the total number of Excess 2000 Large Customer Contracts) multiplied by the 2001 Contract Earn-out Point Value)

                7. 2000 REVENUE EARN-OUT POINTS. For Fiscal Year 2000, a number of Earn-out Points may be earned pursuant to the following:

                    ((FICS 2000 Revenue plus the FICS Fourth Quarter 1999 Revenue Adjustment) divided by the 2000 Revenue Target) = Y

                    o if Y is  greater  than or  equal  to  1.000,  then (a) the number of 2000 Revenue Earn-out Points shall equal:

                          ((4,500,000 minus the 2000 Contract Earn-out Points) divided by 2);

                          (b) the "2000 Carry-over Earn-out Points" shall equal 0; and (c) the number of forfeited Earn-out Points shall equal 0.

                    o if Y is greater than 0.800, but less than 1.000,  then (a)
                      the number of 2000 Revenue Earn-out Points shall equal:

                          (((Y minus 0.800) divided by 0.200) multiplied by ((4,500,000 minus the 2000 Contract Earn-out Points) divided by 2));

                          (b) the "2000 Carry-over Earn-out Points" shall equal the following (and such 2000 Carry-over Earn-out Points shall be earned and distributed pursuant to
                          Section 8 below):

                          (((1.000 minus Y) divided by 0.200) multiplied by ((4,500,000 minus the 2000 Contract Earn-out Points) divided by 2));

                          and (c) the number of forfeited Earn-out Points shall equal 0.

                    o if Y is less than or equal to 0.800,  then (a) the  number of 2000 Revenue Earn-out Points shall equal 0; (b) the "2000 Carry-over Earn-out Points" shall equal the following (and such 2000 Carry-over Earn-out Points shall be earned and distributed pursuant to Section 8 below):

                          (4,500,000 minus the 2000 Contract Earn-out Points) divided by 4));

                          and (c) a number of Earn-out Points equal to the following shall be deemed unearned and forfeited:

                          (4,500,000 minus the 2000 Contract Earn-out Points) divided by 4))


                8. 2001 REVENUE EARN-OUT POINTS. For Fiscal Year 2001, a number of Earn-out Points may be earned pursuant to the following:

                    ((FICS 2001 Revenue plus the FICS Fourth Quarter 1999 Revenue Adjustment) divided by the 2001 FICS Revenue Target) = Z

                    ((FICS 2001 Revenue minus 2001 FICS Revenue Target) divided by the 2000 Revenue Shortfall) = X; provided that, X shall be less than or equal to 1.000

                    o if Z is less than or equal to 0.800,  then (a) the  number of 2001 Revenue Earn-out Points shall equal 0; and (b) any remaining Earn-out Points, including any 2000 Carry-over Earn-out Points shall be deemed unearned and shall be forfeited.

                    o if Z is exactly 1.000, then (a) the number of 2001 Revenue
                      Earn-out Points shall equal:

                         (2001 Earn-out Point Pool minus the 2001 Contract Earn-out Points);

                         and (b) any remaining  Earn-out  Points,  including any
                         2000  Carry-over  Earn-out  Points,   shall  be  deemed
                         unearned and shall be forfeited.

                    o if Z is greater  than 0.800 but less than 1.000,  then (a)
                      the number of 2001 Revenue Earn-out Points shall equal:

                         (((Z minus 0.800) divided by 0.200) multiplied by (2001 Earn-out Points Pool minus 2001 Contract Earn-out Points));

                         and (b) any remaining  Earn-out  Points,  including any
                         2000  Carry-over  Earn-out  Points,   shall  be  deemed
                         unearned and shall be forfeited.

                    o if Z is greater  than  1.000,  then (a) the number of 2001
                      Revenue Earn-out Points shall equal:

                        ((2001  Earn-out  Points  Pool  minus the 2001  Contract
                        Earn-out   Points)  plus  (X   multiplied  by  the  2000
                        Carry-over Earn-out Points));

                        and (b) any remaining Earn-out ) Points, including any unearned 2000 Carry-over Earn-out Points, after giving effect to the distribution in the immediately preceding subsection (a), shall be deemed unearned and shall be forfeited.

                9.  DISPUTE  RESOLUTION.  All  disputes  with  respect  to  this
         Schedule 1.3 which cannot be resolved by mutual agreement of the parties thereto (each a "Disputed Matter"), shall be resolved solely in accordance with the provisions of Annex B to this Schedule.

                10. OTHER. Attached at Annex D is a set of examples of calculations of Earn-out Points, the purpose of which is to serve as guidance in calculating Earn-out Points.

                             ANNEX A TO SCHEDULE 1.3

                              REVENUE AND EXPENSES

Revenue

o Inter-company revenues (to or from (a) North, South and Central America operations, as reported on FICS Financial Statements (together, the "Americas"), to or from (b) Europe, Middle East and Africa operations, as reported on FICS Financial Statements (together, "EMEA"), and Asian Pacific operations, as reported on FICS Financial Statements ("APAC")) will count only to the extent that the Americas or EMEA has recognized revenues from external parties.

Expenses

o On an annual basis, the board of directors of S1 shall establish a reasonable budget for each of the geographical theaters (which are the Americas, EMEA and APAC) which will establish operating parameters (which shall be in the ordinary course and consistent with past practice) for gross margins on licenses and professional services (except FRS which will have its own budget), data center operations and FRS licenses and services. In addition, the board shall establish for each theatre, as a percentage of revenue, expense targets for sales and marketing, general and administrative expenses (expenses of management controlled by the theatres) and depreciation and amortization expenses, excluding goodwill. All such budgets and targets will be reasonable and consistent with S1's worldwide operations.

o Any general overhead allocations from headquarters will not be included in the expense parameters noted above. However, direct costs paid by any non-EMEA or APAC entity on behalf of the EMEA or APAC theatres will be charged to EMEA or APAC as a direct cost.

o Any expense or loss actually accrued on the consolidated financial statements by S1 following Closing related to any of the following shall be treated as an expense for purposes hereof:

                              (a) a breach of any representation or warranty made by FICS contained in this Agreement (provided that, any potential expense related to a breach of any representation or warranty that is the subject of a claim may be accrued outside such period upon final resolution thereof);

                              (b)  any  liability  relating  to  payment  of any
employer or employee (ordinary or extraordinary) social security taxes, withholding taxes, or other levies, taxes or charges, of whatever nature, on payments, of whatever nature, made or which should have been made by FICS or any FICS Subsidiary to its employees or independent contractors with respect to the period prior to Closing;

                              (c) any liability relating to payment of any remuneration, vacation pay or any fringe benefits of whatever nature (other than stock options) on the basis of any laws, decrees, ordinances, regulations, collective labor agreements or any other rules, to any employee or independent contractor employed or hired by FICS or any FICS Subsidiary on or prior to the Closing;

                              (d) any liability relating to payment of any group insurance contributions, any related taxes, or any related social security contributions on the basis of any laws, decrees, ordinances or regulations applicable to FICS or any FICS Subsidiary prior to the Closing; or

                              (e) any liability relating to the sale by FICS or any FICS Subsidiary of the ABACUS engine outside of Belgium.

         ;provided  that,   no  such  expense  or loss shall be so treated as an
         expense or loss if, and to the extent, that it is already reflected as an expense or reduction in revenue on the FICS Financial Statements.

                                     ANNEX B

                               DISPUTE RESOLUTION


1. Internal Mediation. First the Disputed Matter shall be referred jointly to such senior executives as may be mutually agreed upon by the parties from time to time. If such persons do not agree upon a decision within 10 days after referral of the matter to them, the parties shall proceed to the next stage of the dispute resolution procedure.

2. Outside Mediation. S1 and the other party may, upon written notice and within 10 days after the conclusion of internal mediation, elect to utilize a non-binding resolution procedure whereby each presents its case at a hearing (the "Hearing") before a panel consisting of a senior executive of each of the parties and a mutually acceptable neutral adviser. If a party elects to utilize outside mediation the other party agrees to participate. The Hearing will occur no more than 10 days after a party serves written notice to use outside mediation. Each party may be represented at the Hearing by lawyers. If the matter cannot be resolved at such Hearing by the senior executives, the neutral adviser may be asked to assist the senior executives in evaluating the strengths and weaknesses of each party's position on the merits of the Disputed Matter. Thereafter, the senior executives shall meet and try again to resolve the matter. If the matter cannot be resolved at such meeting, the parties' only recourse is binding arbitration as provided for in this Annex and the outside mediation proceedings will have been without prejudice to the legal position of either party. No arbitration may commence concerning the Disputed Matter until 15 days have elapsed from the first day of the Hearing. The parties shall each bear their respective costs incurred in connection with this procedure, except that they shall share equally the fees and expenses of the neutral adviser and the costs of the facility for the Hearing.

3. Arbitration. If the Disputed Matter is not submitted to outside mediation and cannot be resolved within 10 days of referral to inside mediation, or, if submitted, cannot be resolved within 15 days of the Hearing, then either party may within 10 days after the completion of inside or outside mediation, as appropriate, upon written notice, submit the Disputed Matter to formal binding arbitration in accordance with the arbitration provisions below.

4. No Actions. Neither party will institute any action or proceeding against the other party in any court concerning any Disputed Matter other than to seek entry of a judgment upon an award rendered by the arbitrators pursuant to this dispute resolution process or to seek temporary or preliminary equitable relief.

5.    Arbitration Provisions.

      (A) The Disputed Matter shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"); provided, however, that if such Rules are inconsistent with any provision of this Agreement, this Agreement shall control;

      (B) Any such arbitration shall be conducted in the Atlanta metropolitan area at a place and time mutually agreed upon by the parties or, failing mutual agreement, selected by the arbitrators;

      (C) Any arbitration shall be conducted before a panel of 3 arbitrators who shall be compensated for their services at a rate to be determined by the AAA in the event the parties are not able to agree upon their rate of compensation, but based upon hourly or daily consulting rates for the neutral arbitrator reasonably consistent with such arbitrator's normal charges or fees. Within 15 days of notice by a party seeking arbitration under this provision, the party requesting arbitration shall appoint one arbitrator and within 15 days thereafter the other party shall appoint the second arbitrator. The persons so appointed shall meet the qualification requirement described in (D) below.
Within 15 days after the appointment of the second arbitrator, the two arbitrators so chosen shall mutually agree upon the selection of the third, impartial and neutral arbitrator. In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the AAA Rules for the selection of such an arbitrator shall be followed, provided that the selection is from among such persons who meet the above-stated requirements;

      (D) In any dispute in which the amount of controversy, exclusive of interest and costs, is less than $25,000, there shall be only one arbitrator agreed to by the parties who shall meet the requirements described above for the neutral arbitrator; in all other cases, there shall be three arbitrators.

      (E) Each party shall bear its own costs and expenses of arbitration including, but not limited to, filing fees and attorneys' fees, and each party hereby agrees to pay one-half of the administrative fees of the AAA and of the compensation to be paid to the arbitrators in any such arbitration and one-half of the costs of transcripts and other expenses of the arbitration proceedings, subject, however, to allocation of costs and expenses (excluding attorneys' fees) by the arbitrators consistent with the award.

      (F) The parties agree to make available to the arbitrator(s) all non-privileged books, records, schedules and other information reasonably requested by them. Such materials are to be made available to the arbitrator(s) at such times as are deemed necessary by them to make their decision as herein provided;

      (G) The arbitrator(s) may conduct any pre-trial proceedings by telephonic conference call rather than by a face-to-face meeting;

      (H) The arbitrator(s) shall, prior to rendering their decision on the arbitration matter, afford each of the parties an opportunity, both orally and in writing, to present any relevant evidence (the formal rules of evidence applicable to judicial proceedings shall not apply) and to express, orally and/or in writing that party's point of view and arguments as to the proper determination of the arbitration matter; provided, however, that either party submitting written material shall be required to deliver a copy of such written material to the other party concurrently with the delivery thereof to the arbitrator(s) and such other party shall have the opportunity to submit a written reply, a copy of which shall also be delivered to the other party concurrently with the delivery thereof to the arbitrator(s). Oral argument shall take place only at a hearing before the arbitrator(s) at which all parties are afforded a reasonable opportunity to be present and be heard;

      (I) In the event of a willful default by any of the parties hereto in appearing before the arbitrator(s) after due written notice shall have been given, the arbitrator(s) are hereby authorized to render a decision upon the testimony of the party(ies) appearing before the arbitrator(s);

      (J) The arbitrator(s) shall (by decision of a majority of the arbitrators) make a decision and award resolving the dispute within 45 days after the selection of the last arbitrator, or the first arbitrator if only one arbitrator is to decide the dispute; and within 15 days of the last hearing held concerning such dispute(s);

      (K) Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof;

      (L) Within 30 days after the arbitrators make their decision and award, the arbitrators shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision and award rendered by them and deliver such documents to each party to this Agreement along with a signed copy of the award;

      (M) The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, including the award of interim or preliminary relief; and

      (N) The arbitrator(s) chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the Agreement.

                                     ANNEX C

                                 LARGE CUSTOMERS



         1. Current list of top 200 largest banks worldwide by asset size as reported by Institutional Investor (or if such publication does not then publish such a list, another internationally recognized directory of similar acceptance), as updated from time to time; provided however, that for purposes hereof any such bank must have at least $25,000,000,000 in assets; and

         2. Current list of top 100 world financial institutions by market capitalization as reported by American Banker (or if such publication does not then publish such a list, another internationally recognized directory of similar acceptance).

         Notwithstanding the foregoing, a Large Customer shall not include (i) any entity ("Entity") with which S1, in each case at the time of entering into the related contract, has any contractual relationship, (ii) any parent or subsidiary of such Entity, or (iii) any entity under the direct or indirect common control of such Entity.

                                     ANNEX D

                               EARN-OUT EXAMPLES1

---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
FICS 2000        2000          2000         EXCESS        Y       2000         2000            2000          FICS 2001
EXPENSES         LARGE         CONTRACT     2000                  REVENUE      CARRY-OVER      EARN-OUT      EXPENSES
LESS THAN 110%   CUSTOMER      EARN-OUT     LARGE                 EARN-OUT     EARN-OUT        POINTS        LESS THAN 110%
AND GROSS        CONTRACTS     POINTS       CUSTOMER              POINTS       POINTS          FORFEITED     AND GROSS
                                            CONTRACTS                                                        MARGIN
                                                                                                             TEST MET

---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       Y              3            675,000       0          0.91    1,051,875         860,625             0       Y
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       Y              7          1,125,000       2          0.87      590,625       1,096,875             0       N
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       Y              1            225,000       0           1.0    2,137,500               0             0       Y
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       Y              4            900,000       0          0.89      810,000         990,000             0       Y
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       Y              6          1,125,000       1          0.77            0         843,750       843,750       Y
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       N              5          1,125,000       0            --            0               0     1,687,500       Y
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       Y              10         1,125,000       5           1.0    1,687,500               0             0       Y
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       Y              0                  0       0          0.99    2,137,500         112,500             0       Y
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       N              2            450,000       0            --            0               0     2,025,000       N
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------
       N              3            675,000       0          0.75            0         956,250       956,250       Y
---------------- ------------- ------------ ------------- ------- ------------ --------------- ------------- -------------


---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
2001 LARGE       2001 LARGE     2001          Z        X        2001         2000         2000         2001
CUSTOMER         CONTRACT       EARN-OUT                        REVENUE      CARRY-       CARRY-       EARN-OUT
CONTRACTS        EARN-OUT       POINT                           EARN-OUT     OVER         OVER         POINTS
(INCLUDING       POINTS         VALUE                           POINTS       EARN-OUT     EARN-OUT     FORFEITED
EXCESS 2000                                                                  POINTS       POINTS
LARGE CUSTOMER                                                               EARNED       FORFEITED
CONTRACTS)
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       5            787,500       157,500        0.89        0      506,250            0      860,625       618,750
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       2            450,000       225,000          --       --            0            0    1,096,875     1,237,500
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       3            675,000       225,000        0.96        0    1,170,000            0            0       292,500
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       5            675,000       135,000        >1.0      0.4    1,125,000      396,000      594,000             0
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       3            562,000       187,000        >1.0     0.06    1,125,000       50,625      793,125             0
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       2            450,000       225,000        0.82        0      123,750            0            0     1,113,750
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       5            562,500       112,500        >1.0      1.0    1,125,000            0            0             0
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       1            225,000       225,000        >1.0      0.8    2,025,000       90,000       22,500             0
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       3            225,000       225,000          --       --            0            0            0     1,350,000
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------
       4            787,500       196,875        0.79        0            0            0      956,250     1,125,000
---------------- -------------- ------------- -------- -------- ------------ ------------ ------------ -------------

-------------------
1 Revenue targets for Fiscal Year 2000 and Fiscal Year 2001 are $89 million and $123 million respectively, as adjusted for the FICS Fourth Quarter 1999 Revenue Adjustment and the sale or discontinuation of the FICS Financial Reporting System Division, if applicable.